ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

FIRST QUARTER ENDED MARCH 31, 2023

ALEXANDRIA®

Building the Future of Life-Changing Innovation®

"Alexandria has achieved the three outputs that define a great company: *Superior Results, Distinctive Impact, and Lasting Endurance.*"

JIM COLLINS
Renowned Author & Business Strategist

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023

Table of Contents
March 31, 2023

COMPANY HIGHLIGHTS	Page		Page
Historical Performance and Long-Term Value	iii	Environmental, Social, and Governance Matters	xiv

EARNINGS PRESS RELEASE	Page		Page
First Quarter Ended March 31, 2023 Financial and Operating Results	1	Earnings Call Information and About the Company	8
Guidance	4	Consolidated Statements of Operations	9
Acquisitions	6	Consolidated Balance Sheets	10
Dispositions and Sales of Partial Interests	7	Funds From Operations and Funds From Operations per Share	11

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile	14	External Growth / Investments in Real Estate
Investor Information	15	Investments in Real Estate	33
Financial and Asset Base Highlights	16	New Class A Development and Redevelopment Properties:
High-Quality and Diverse Client Base	18
High-Quality and Diverse Client Base in AAA Locations	19	Recent Deliveries	35
Occupancy	20	Current Projects	36
Internal Growth		Summary of Pipeline	42
Key Operating Metrics	21	Construction Spending	47
Same Property Performance	22	Projected Capital Contributions From Partners in Consolidated Joint Ventures to Fund Construction	48
Leasing Activity	23
Contractual Lease Expirations	24	Joint Venture Financial Information	49
Top 20 Tenants	25	Balance Sheet Management
Summary of Properties and Occupancy	26	Investments	51
Property Listing	27	Key Credit Metrics	52
		Summary of Debt	53
		Definitions and Reconciliations
		Definitions and Reconciliations	57

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	ii

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

OUR MISSION

To create and grow life science ecosystems and clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

OUR CLUSTER MODEL

Alexandria has identified four critical components for life science companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge innovation with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to the world's top academic institutions.

LOCATION
INNOVATION
TALENT
CAPITAL

THAT'S WHAT'S IN
OUR DNA®

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	iii

RECENTLY RELEASED

2022 ANNUAL REPORT

To view and download the report, please visit **investor.are.com.**

"Alexandria has achieved the three outputs that define a great company: *Superior Results, Distinctive Impact, and Lasting Endurance.*"
JIM COLLINS
Renowned Author & Business Strategist
NEW YORK STOCK EXCHANGE
25 YEARS
ARE LISTED NYSE
ALEXANDRIA®
Building the Future of Life-Changing Innovation®
ALEXANDRIA REAL ESTATE EQUITIES, INC.
2022 ANNUAL REPORT
A ONE-OF-A-KIND ONCE-IN-A-GENERATION COMPANY

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	iv

ALEXANDRIA'S OUTSTANDING LONG-TERM VALUE

Total Stockholder Return
From ARE's IPO on May 27, 1997[(1)] to March 31, 2023

ALEXANDRIA
1,444%
1,413%
Walmart
998%
Nasdaq
987%
Berkshire Hathaway
706%
MSCI
U.S. REIT Index
683%
Standard & Poor's 500
571%
Russell 2000
242%
Nareit (2)

Sources: Bloomberg and S&P Global Market Intelligence. Assumes reinvestment of dividends.
(1)Alexandria’s IPO priced at $20.00 per share on May 27, 1997.
(2)Represents the FTSE Nareit Equity Office Index.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	v

ALEXANDRIA'S STRONG AND FLEXIBLE BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

Issued bonds aggregating $1.0 billion at 4.95% for average term of 21.2 years in February 2023

SIGNIFICANT LIQUIDITY	DEBT MATURITIES	PERCENTAGE OF DEBT AT FIXED RATES
$5.3B	NO DEBT MATURING PRIOR TO 2025	96.1%

NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA[1]

≤5.1x

4Q23 Goal

WEIGHTED-AVERAGE

REMAINING DEBT TERM	INTEREST RATE
13.4 YEARS	3.73%

As of March 31, 2023.
(1)Quarter annualized. Refer to “Net debt and preferred stock to Adjusted EBITDA” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	vi

ALEXANDRIA'S REIT INDUSTRY-LEADING CLIENT BASE OF OVER 850 TENANTS[1] DRIVES STABLE, RESILIENT, AND LONG-DURATION CASH FLOWS

Public Biotechnology – Approved or Marketed Product
14%
Multinational Pharmaceutical
18%
Life Science Product, Service, and Device
22%
Public Biotechnology – Preclinical or Clinical Stage
10%
Private Biotechnology
8%
3%
Other[4]
Future Change in Use[3]
5%
Investment-Grade or Large Cap Tech
8%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
12%

PERCENTAGE OF ARE'S ANNUAL RENTAL REVENUE[5]

TENANT COLLECTIONS

99.9%	99.7%
1Q23	April 2023

>80% Average Retention of Existing Tenants Over the Past Five Years

As of March 31, 2023.
(1)Tenant count declined from approximately 1,000 tenants during the three months ended March 31, 2023 due to the planned move-outs at our recently acquired retail property, The Shops at Tanforan, representing a future multi-building development project.
(2)Represents the percentage of our annual rental revenue generated by our top 20 tenants that are also investment-grade or publicly traded large cap tenants. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(3)Represents annual rental revenue currently generated from space that is targeted for a future change in use, including 1.1% of total annual rental revenue that is generated from covered land play projects. The weighted-average remaining term of these leases is 5.3 years.
(4)Our other tenants, which represent an aggregate of 3.0% of our annual rental revenue, comprise technology, professional services, finance, telecommunications, and construction/real estate companies and less than 1.0% of retail-related tenants by annual rental revenue.
(5)Represents annual rental revenue in effect as of March 31, 2023. Refer to “Annual rental revenue” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	vii

ALEXANDRIA'S SOLID LEASING ACTIVITY IS CONSISTENT WITH OUR QUARTERLY AVERAGES

During 1Q23, we completed 1.2 million RSF of leasing activity, 85% of which was generated from our client base of over 850 tenants

2021–2022
Exceptional/
Record-Level
Leasing
1.3M RSF
10-Year Quarterly
Average
(2013–2022)
1.1M RSF
5-Year Quarterly
Average
(2016–2020)
0.7M
0.8M
0.8M
1.3M
0.6M
0.8M
0.9M
0.6M
1.0M
1.9M
1.0M
1.0M
0.4M
0.8M
0.7M
1.5M
1.3M
1.1M
0.8M
1.4M
1.5M
1.0M
0.7M
1.6M
1.2M
0.8M
1.2M
1.8M
0.7M
1.1M
1.2M
1.4M
1.7M
1.9M
1.8M
4.1M
2.5M
2.3M
1.7M
2.0M
1.2M
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
RSF of Leases Executed by Quarter

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	viii

ALEXANDRIA'S SOLID RENTAL RATE INCREASES CONTINUE IN 1Q23

HIGHEST
QUARTER IN
COMPANY HISTORY
48.3%
27.6%
12.0%
25.1%
12.7%
24.1%
14.1%
32.2%
17.6%
37.6%
18.3%
37.9%
22.6%
31.0%
22.1%
24.2%
2016
2017
2018
2019
2020
2021
2022
3/31/23
YTD
Rental Rate Increase
Rental Rate Increase (Cash Basis)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	ix

ALEXANDRIA'S HISTORICALLY STRONG, CONSISTENT, AND INCREASING DIVIDENDS WITH A FOCUS ON RETAINING SIGNIFICANT CASH FLOWS FROM OPERATING ACTIVITIES AFTER DIVIDENDS FOR REINVESTMENT

$4.00
$4.24
$4.48
$4.72
$4.84
2019
2020
2021
2022
2023 (3)

Annual Common Stock Dividend Per Share

DIVIDEND YIELD

3.9% (1)

LAST 5 YEARS (2)

5.4%

Average Annual Dividend Per-Share Growth

$1.7B

Cash Flows From Operating Activities After Dividends Retained for Reinvestment

(1)Based on a closing stock price on March 31, 2023 of $125.59 and the annualized dividend declared for the three months ended March 31, 2023 of $1.21. Refer to “Dividend yield” in the “Definitions and reconciliations” of our Supplemental information for additional details.
(2)Represents the years ended December 31, 2019 through March 31, 2023 annualized.
(3)Represents common stock dividend declared on March 31, 2023 annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	x

COMMUNICATIONS AND REPORTING EXCELLENCE

FIFTH CONSECUTIVE AND SEVENTH OVERALL CARE AWARD

THE MOST NAREIT INVESTOR CARE GOLD AWARDS EARNED BY ANY EQUITY REIT

2022
Nareit
SILVER AWARD
LARGE CAP EQUITY REIT
2015
2016
2018
2019
2020
2021
Nareit
GOLD AWARD
LARGE CAP EQUITY REIT

TOP 10% Credit Rating Ranking Among All Publicly Traded U.S. REITs (1)

ARE S&P 500

BBB+

Positive (1)

S&P Global Ratings

Baa1

Stable (1)

Moody's Investors Service

(1)A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. Top 10% ranking represents credit rating levels from S&P Global Ratings and Moody’s Investors Service for publicly traded U.S. REITs, from Bloomberg Professional Services as of March 31, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xi

A Leader in ESG (Environmental, Social, and Governance)

ESG innovations that benefit our tenants, employees, and communities and provide long-term value for our stockholders

Long-Tenured Executive Management Team

Deep expertise, experience, and key relationships in the real estate, life science, agtech, and technology industries

High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value

Driven by our operational excellence, trusted relationships, and visionary strategy

Stable, Long-Duration Cash Flows

Weighted-average remaining lease term: 7.2 years

Strong Core Operating Metrics - Same Property Revenue and Net Operating Income

Favorable triple net lease structure with annual rent escalations

Historically strong demand from innovative entities and significant rental rate growth on leasing activity and early renewals

Prudent Management of Strong and Flexible Balance Sheet

Liquidity: $5.3 billion[1]

Disciplined Allocation of Capital to Develop and Redevelop Highly Leased New Class A Properties

Visible, multiyear, highly leased value-creation pipeline expected to generate significant incremental NOI

Unique Underwriting Expertise and Experience

Prudent underwriting of innovative life science, agtech, and technology tenants

Development of strategic relationships

As of March 31, 2023.
(1)Refer to “Key credit metrics” in our Supplemental Information for additional details.
(2)Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xii

ALEXANDRIA'S CONTINUED EXCELLENCE IN OPERATIONS, ASSET MANAGEMENT, DEVELOPMENT, AND LEASING

Congratulations to our Greater Boston, San Diego, and Research Triangle teams

225 BINNEY STREET | CAMBRIDGE

2023 BOMA Mid-Atlantic TOBY Award
(The Outstanding Building of the Year)
WINNER: Corporate Facility

700 TECHNOLOGY SQUARE | CAMBRIDGE

2023 BOMA Mid-Atlantic TOBY Award
(The Outstanding Building of the Year)
WINNER: Building Under 100,000 SF

10055 BARNES CANYON ROAD | SAN DIEGO

2023 CoStar Impact Award
WINNER: Commercial Development of the Year

CAMPUS POINT BY ALEXANDRIA | SAN DIEGO

2023 CoStar Impact Award
WINNER: Lease of the Year

8 DAVIS DRIVE | RESEARCH TRIANGLE

***Triangle Business Journal's* 2023 SPACE Award**
WINNER: Top Office Development

7 TRIANGLE DRIVE | RESEARCH TRIANGLE

***Triangle Business Journal's* 2023 SPACE Award**
WINNER: Top Life Science/Laboratory Lease

ALEXANDRIA CENTER® FOR LIFE SCIENCE – DURHAM | RESEARCH TRIANGLE

***Triangle Business Journal's* 2023 SPACE Award**
WINNER: Top Flex Lease

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xiii

ALEXANDRIA'S MISSION-DRIVEN AND INDUSTRY-LEADING ESG PROGRAM
ACHIEVEMENTS AND RECOGNITION

GRESB REAL ESTATE sector leader 2022	#1 FOR BUILDINGS IN DEVELOPMENT Science & Technology #2 FOR BUILDINGS IN OPERATION Diversified Listed "A" DISCLOSURE SCORE 2018–2022
MOST TRUSTWORTHY COMPANIES IN AMERICA 2023 Newsweek statista	1 OF ONLY 6 S&P 500 REITs RECOGNIZED BY *NEWSWEEK* in the Real Estate & Housing category
S&P Global	TOP 10% ESG RANKING[1]
GREEN BONDS	$3.2B TOTAL ISSUANCE SINCE 2018
MSCI	"A" ESG RATING 2021 | 2022
BARRON'S	ONE OF THE MOST SUSTAINABLE U.S. REITs 2021 | 2022
ISS	TOP 10% ENVIRONMENT & SOCIAL SCORES[2]
2022 mass save™ CLIMATE LEADER	MASS SAVE CLIMATE LEADER 2022
Bloomberg	TOP 10% SOCIAL SCORE[3]
fitwel®	FITWEL IMPACT AWARD Highest-Scoring Project 2020 | 2021
CDP DISCLOSURE INSIGHT ACTION	"B" SCORE TOP 10% ENVIRONMENTAL DISCLOSURE & PERFORMANCE SCORE[1]
DISTINCTION Fitwel® Viral Response Certified	FITWEL VIRAL RESPONSE 2020 | 2021 | 2022

(1)Reflects current score for Alexandria and latest scores available for the FTSE Nareit All REITs Index companies from Bloomberg Professional Services as of March 31, 2023.
(2)Reflects current scores for Alexandria and latest scores available for the FTSE Nareit All REITs Index companies on ISS’s website as of March 31, 2023.
(3)Top 10% ranking among FTSE Nareit All REITs Index companies, based on information available from Bloomberg Professional Services as of March 31, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xiv

ALEXANDRIA'S LONGSTANDING AND RECOGNIZED SUSTAINABILITY LEADERSHIP

Developing and operating efficient and healthy buildings, reducing carbon emissions, and mitigating climate risk

Proactively Managing and Mitigating Climate Risk Using Industry-Leading Guidelines

TCFD | TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES

ALEXANDRIA'S CLIMATE RISK ASSESSMENT COVERS

Sea Level Rise | Precipitation | Drought | Extreme Heat | Wildfire

Driving High-Performance Building Design

Proactively Designing All-Electric Buildings

eikon
ALEXANDRIA CENTER

230 HARRIET TUBMAN WAY

751 GATEWAY BOULEVARD

2025 Environmental Goals and Progress for Buildings in Operation

Carbon Emissions Reduction
(MTCO2e)
Energy Use Reduction
(kWh)
Potable Water Use Reduction
(Gal)
Waste Diversion
(Ton)
30%(1)
25%(1)
10%(1)
45%(2)
20.4%
2015-2022 PROGRESS
20.2%
2015-2022 PROGRESS
35.7%
2015-2022 PROGRESS
40.2%
2022 PROGRESS

Environmental data for 2022 reflected in the chart above received independent limited assurance from DNV. The Independent Assurance Statement from DNV is available at www.are.com/esg.html.
(1)2025 environmental goals relative to a 2015 baseline on a like-for-like basis for buildings in operation that Alexandria directly manages. The carbon emissions reduction goal relates to our Scope 1 and Scope 2 emissions.
(2)2025 environmental goal for buildings in operation that Alexandria indirectly and directly manages.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xv

325 BINNEY STREET | ALEXANDRIA CENTER® AT ONE KENDALL SQUARE MEGA CAMPUS

DESIGNED TO BE THE MOST SUSTAINABLE LABORATORY BUILDING IN CAMBRIDGE

Alexandria's Mission-Critical Infrastructure for Longtime Strategic Partner Moderna

CLIMATE RESILIENCE
Stormwater Capture System
RENEWABLE ELECTRICITY
Solar Array
FOSSIL FUEL REDUCTION
Exhaust Source Heat Pumps
LOW-CARBON MATERIALS
Improved Concrete Mix
ENERGY EFFICIENCY
Fan Coil Units to Heat/Cool Zones and Filter Air Locally
ENERGY EFFICIENCY
High-Performance Facade With Triple Glazing
CLIMATE RESILIENCE
Stormwater Capture System
CLIMATE RESILIENCE
Raised Elevation
GEOTHERMAL SYSTEM
Fossil Fuel Reduction for Heating/Cooling
CLIMATE RESILIENCE
Stormwater Capture System

To learn more, please see our 2021 ESG report, which is available on the ESG page of the Company website at **www.are.com.**

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xvi

ALEXANDRIA'S HIGHLY IMPACTFUL SOCIAL RESPONSIBILITY PILLARS

Developing and implementing collaborative and innovative solutions to some of society's most urgent challenges

Accelerating medical innovation to save lives

Supporting our military, our veterans, and their families

Building principled leaders through education

Inspiring future generations with the stories and values of our nation's heroes

Harnessing agtech to combat hunger and improve nutrition

Revolutionizing addiction treatment

Approaching homelessness as a healthcare problem, not a housing issue

Prioritizing the mental health crisis

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xvii

Alexandria Real Estate Equities, Inc. Reports:
1Q23 Net Income per Share – Diluted of $0.44; and
1Q23 FFO per Share – Diluted, As Adjusted, of $2.19
PASADENA, Calif. – April 24, 2023 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) announced financial and operating results for the first quarter ended March 31, 2023.

Key highlights
Operating results	1Q23	1Q22
Total revenues:
In millions	$700.8	$615.1
Growth	13.9%
Net income (loss) attributable to Alexandria’s common stockholders – diluted
In millions	$75.3	$(151.7)
Per share	$0.44	$(0.96)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted
In millions	$373.7	$324.6
Per share (refer to footnote 1 on page 9)	$2.19	$2.05
An operationally excellent, industry-leading REIT with a high-quality and diverse client base of over 850 tenants supporting high-quality revenues, stable cash flows, and strong margins

Percentage of total annual rental revenue in effect from investment-grade or publicly traded large cap tenants	49%

Sustained strength in tenant collections:
Tenant receivables as of March 31, 2023	$8.2	million
April 2023 tenant rent and receivables collected as of April 24, 2023	99.7%
1Q23 tenant rent and receivables collected as of April 24, 2023	99.9%
On March 10, 2023, we held $108.3 million in letters of credit originally issued by Silicon Valley Bank, now a division of First Citizens Bank. As of April 24, 2023, our tenants have transitioned $26.0 million to new banks or new forms of lease security, $64.7 million are in the process of transitioning to new banks acceptable to us, and $17.6 million remain to be transitioned.

Occupancy of operating properties in North America	93.6%
Operating margin	70%
Adjusted EBITDA margin	69%
Weighted-average remaining lease term:
All tenants	7.2	years
Top 20 tenants	9.5	years
Continued strong leasing volume and rental rate increases
•For 1Q23, rental rate increase of 48.3% represents the highest quarterly rental rate growth in Company history.
•Strong leasing activity continued in 1Q23 with leasing volume aggregating 1.2 million RSF, exceeding the 1.1 million RSF average in quarterly leasing for the five-year period prior to 2021, with 85% generated from our client base of over 850 tenants.

1Q23
Total leasing activity – RSF	1,223,427
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	1,120,038
Rental rate increase	48.3%
Rental rate increase (cash basis)	24.2%

Continued strong net operating income and internal growth
•Net operating income (cash basis) of $1.8 billion for 1Q23 annualized, up $245.0 million, or 16.2%, compared to 1Q22 annualized.
•Same property net operating income growth:
•3.7% and 9.0% (cash basis) for 1Q23 over 1Q22.
•Our 1Q23 same property growth outperformed our 10-year averages of 3.6% and 6.6% (cash basis).
•95% of our leases contain contractual annual rent escalations approximating 3%.
Key updates to our 2023 sources and uses of capital guidance
•$325 million reduction in total uses of capital to $2.95 billion.
•$325 million reduction in sources of capital to $2.95 billion.
•$950 million in net incremental debt for 2023 ($1.0 billion of unsecured senior notes payable issued in February 2023).
•$375 million in net cash provided by operating activities after dividends.
•$1.625 billion in dispositions, sales of partial interests, and future settlement of forward equity sales agreements that were outstanding as of December 31, 2022.
•$965.4 million, or 59%, completed or subject to executed letters of intent or purchase and sale agreements, including $865.4 million from dispositions and sales of partial interests and approximately $100 million from forward equity sales agreements that were outstanding as of December 31, 2022.
•$659.6 million of targeted dispositions and sales of partial interests.
•$275 million of excess bond offering proceeds to reduce debt capital for 2024.
Continued strong and flexible balance sheet with 13.4 years of remaining term of debt
•Investment-grade credit ratings ranked in the top 10% among all publicly traded U.S. REITs.
•$5.3 billion of liquidity.
•No debt maturities prior to 2025.
•13.4 years weighted-average remaining term of debt.
•96.1% of our debt has a fixed rate.
•Net debt and preferred stock to Adjusted EBITDA of 5.3x and fixed-charge coverage ratio of 5.0x for 1Q23 annualized.
•Total debt and preferred stock to gross assets of 28%.
•In February 2023, we issued unsecured senior notes payable aggregating $1.0 billion at 4.95% for average term of 21.2 years.
•$1.4 billion of expected capital contributions from existing real estate joint venture partners from 2Q23 through 2026 to fund construction.
Continued strong and increasing dividends with a focus on retaining significant net cash flows from operating activities after dividends for reinvestment
•Common stock dividend declared for 1Q23 of $1.21 per common share, aggregating $4.78 per common share for the twelve months ended March 31, 2023, up 24 cents, or 5%, over the twelve months ended March 31, 2022.
•Dividend yield of 3.9% as of March 31, 2023.
•Dividend payout ratio of 55% for the three months ended March 31, 2023.
•Average annual dividend per-share growth of 5.4% from 2019 to 1Q23 annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	1

First Quarter Ended March 31, 2023 Financial and Operating Results (continued)
March 31, 2023

Strong balance sheet management
Key metrics as of March 31, 2023
•$33.0 billion in total market capitalization.
•$21.5 billion in total equity capitalization, which ranks in the top 10% among all publicly traded U.S. REITs.

	1Q23		Goal
	Quarter	Trailing	4Q23
	Annualized	12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.3x	5.6x	Less than or equal to 5.1x
Fixed-charge coverage ratio	5.0x	5.0x	4.5x to 5.0x

Key capital events
•In February 2023, we opportunistically issued $1.0 billion of unsecured senior notes payable with a weighted-average interest rate of 4.95% and a weighted-average maturity of 21.2 years. The unsecured senior notes include:
•$500.0 million of 4.75% green unsecured senior notes due 2035; and
•$500.0 million of 5.15% unsecured senior notes due 2053.
•As of 1Q23, we have outstanding forward equity agreements from 2022 aggregating 699 thousand shares of common stock with expected net proceeds of $102.5 million.
•As of March 31, 2023, the remaining aggregate amount available under our ATM program for future sales of common stock was $141.9 million.
Investments
•As of March 31, 2023:
•Our non-real estate investments aggregated $1.6 billion.
•Unrealized gains presented in our consolidated balance sheet were $336.8 million, comprising gross unrealized gains and losses aggregating $459.3 million and $122.5 million, respectively.
•For 1Q23, investment loss of $45.1 million presented in our consolidated statements of operations consisted of $20.7 million of realized gains and $65.9 million of unrealized losses/changes in fair value.
External growth and investments in real estate
Alexandria’s value-creation pipeline drives visibility for future growth aggregating over $610 million of incremental net operating income
•Highly leased value-creation pipeline of current and four near-term projects expected to generate greater than $610 million of incremental net operating income, primarily commencing from 2Q23 through 1Q26.
•6.7 million RSF of value-creation projects, 74% of which is leased/negotiating.
•79% of the leased RSF of our value-creation projects was generated from our client base of over 850 tenants.
•During 1Q23, we placed into service development and redevelopment projects aggregating 453,511 RSF across multiple submarkets, resulting in $23 million of incremental annual net operating income.
•Annual net operating income (cash basis) is expected to increase by $41 million upon the burn-off of initial free rent from recently delivered projects.

Subsequent events
Sale of partial interest in consolidated real estate joint venture
As of March 31, 2023, our investment in 15 Necco Street, a development project aggregating 345,995 RSF located in our Seaport Innovation District submarket, was held in a consolidated real estate joint venture in which 90% was owned by us and 10% was owned by our existing joint venture partner.
In April 2023, an investor acquired a 20% interest in this joint venture, which consists of an 18% interest sold by us and a 2% interest sold by our existing partner. The sales price of the 18% interest sold by us was $66.1 million. Upon completion of the sale, our ownership interest in the consolidated joint venture is 72% and our existing and new partners’ noncontrolling interests are 8% and 20%, respectively. We retained control over this real estate joint venture and therefore continue to consolidate it. We expect our new joint venture partner to contribute capital aggregating $119.0 million to fund construction spending over time and to accrete its ownership interest in the joint venture from 20% to 37%. Our ownership percentage is expected to decline from 90% prior to this transaction to 57%.
Asset held for sale
In January 2020, we acquired a three-building office campus aggregating 509,702 RSF in our Route 128 submarket. At the time of our acquisition, the campus was fully occupied with a weighted-average remaining lease term of 6.1 years. We had intended to convert the campus into office/laboratory space through redevelopment upon the expirations of the acquired in-place leases.
Since our acquisition, the macroeconomic environment and demand for office space have deteriorated considerably. In April 2023, upon meeting the criteria for classification as held for sale, we recognized a real estate impairment charge of approximately $139 million to reduce our investment in this campus to its current fair value less costs to sell from the book value of $259 million. These buildings represent our only pure operating office campus in the Greater Boston market, and we expect to complete the sale in mid-2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	2

First Quarter Ended March 31, 2023 Financial and Operating Results (continued)
March 31, 2023

Industry and ESG leadership: catalyzing and leading the way for positive change to benefit human health and society
•In March 2023, Alexandria was named one of Newsweek’s Most Trustworthy Companies in America. The Company was one of only six S&P 500 REITs recognized based on three main public touchpoints of trust: customer trust, investor trust and employee trust.
•During 1Q23, Alexandria earned several awards in recognition of excellence in operations, asset management, development, and leasing across our regions:
•In our Greater Boston market, Alexandria received two 2023 BOMA Mid-Atlantic TOBY (The Outstanding Building of the Year) awards — Corporate Facility of the Year for 225 Binney Street on our Alexandria Center® at Kendall Square mega campus and Building Under 100,000 SF for 700 Technology Square on our Alexandria Technology Square® mega campus. The TOBY Awards honor and recognize quality in commercial buildings and reward excellence in building management.
•In our San Diego market, Alexandria was selected for two 2023 CoStar Impact Awards: Commercial Development of the Year for 10055 Barnes Canyon Road on our SD Tech by Alexandria mega campus; and Lease of the Year for a near-term development project on our Campus Point by Alexandria mega campus. The CoStar Impact Awards recognize exemplary commercial real estate transactions and projects completed in 2022 that have significantly influenced their communities.
•In our Research Triangle market, Alexandria earned three awards in the Triangle Business Journal’s 2023 SPACE Awards — Top Office Development for 8 Davis Drive on our Alexandria Center® for Advanced Technologies mega campus, Top Life Science/Laboratory Lease at 7 Triangle Drive, and Top Flex Lease at our Alexandria Center® for Life Science – Durham mega campus. The annual SPACE Awards recognize the Research Triangle’s top real estate developments and transactions.
•In January 2023, Alexandria became a founding sponsor of the International Institute for Sustainable Laboratories (I2SL) new Labs2Zero program. As a founding sponsor, we are helping drive the development of I2SL’s new roadmap, which aims to improve the energy and emissions performance of existing and future laboratory buildings.

About Alexandria Real Estate Equities, Inc.
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since its founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech, and advanced technology campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. The trusted partner to over 850 tenants, Alexandria has a total market capitalization of $33.0 billion and an asset base in North America of 75.6 million square feet (“SF”) as of March 31, 2023, which includes 41.9 million RSF of operating properties and 5.5 million RSF of Class A properties undergoing construction, 9.7 million RSF of near-term and intermediate-term development and redevelopment projects, and 18.5 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A properties clustered in life science, agtech, and advanced technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	3

Guidance
March 31, 2023
(Dollars in millions)

Guidance for 2023 has been updated to reflect our current view of existing market conditions and assumptions for the year ending December 31, 2023. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Also, refer to our discussion of “forward-looking statements” on page 8 of this Earnings Press Release for additional details. Key updates to our 2023 guidance include the following changes to the midpoints of our guidance ranges for our 2023 key sources and uses of capital:
•$325 million reduction in total uses of capital to $2.95 billion.
•$325 million reduction in sources of capital to $2.95 billion.
•$950 million in net incremental debt for 2023 ($1.0 billion of unsecured senior notes payable issued in February 2023).
•$375 million in net cash provided by operating activities after dividends.
•$1.625 billion in dispositions, sales of partial interests, and future settlement of forward equity sales agreements that were outstanding as of December 31, 2022.
•$965.4 million, or 59%, completed or subject to executed letters of intent or purchase and sale agreements, including $865.4 million from dispositions and sales of partial interests and approximately $100 million from forward equity sales agreements that were outstanding as of December 31, 2022.
•$659.6 million of targeted dispositions and sales of partial interests.
•$275 million of excess bond offering proceeds to reduce debt capital for 2024.

2023 Guidance
Summary of key changes in guidance	As of 4/24/23	As of 1/31/23
EPS, FFO per share, and FFO per share, as adjusted	Refer to page 5
Occupancy percentage in North America as of December 31, 2023	94.6% to 95.6%(1)	94.8% to 95.8%
Rental rate increases	28.0% to 33.0%	27.0% to 32.0%
Rental rate increases (cash basis)	12.0% to 17.0%	11.0% to 16.0%

	Midpoint			As of 4/24/23
Key Sources and Uses of Capital	As of 1/30/23	Key Changes	As of 4/24/23	Range		Midpoint
Sources of capital:
Incremental debt	$700	$(50)	$650	$575	$725	$650
Excess 2022 bond capital held as cash at December 31, 2022	300	—	300	300	300	300	(2)
Net cash provided by operating activities after dividends	375	—	375	350	400	375
Dispositions and sales of partial interests (refer to page 7)	1,900	(275)	1,525	1,425	1,625	1,525	(3)
Future settlement of forward equity sales agreements outstanding as of December 31, 2022			100	100	100	100	(4)
Total sources of capital before excess cash expected to be held at December 31, 2023	$3,275	$(325)	$2,950	2,750	3,150	2,950
Cash expected to be held at December 31, 2023(5)	$—	$275	$275	125	425	275
Total sources of capital				$2,875	$3,575	$3,225
Uses of capital:
Construction (refer to page 47)	$2,975	$(250)	$2,725	$2,575	$2,875	$2,725
Acquisitions (refer to page 6)	300	(75)	225	175	275	225	(6)
Total uses of capital	$3,275	$(325)	$2,950	$2,750	$3,150	$2,950
Incremental debt (included above):
Issuance of unsecured senior notes payable				$1,000	$1,000	$1,000	(7)
Unsecured senior line of credit, commercial paper, and other				(425)	(275)	(350)
Net incremental debt				$575	$725	$650

(1)Refer to footnote 4 on the next page for additional details.
(2)Represents $300.0 million of excess 2022 bond capital proceeds held as cash at December 31, 2022 that was used to reduce our 2023 debt capital needs.
(3)As of April 24, 2023, we have completed dispositions and pending transactions subject to signed letters of intent or purchase and sale agreements aggregating $865.4 million.
(4)Represents outstanding forward equity sales agreements entered into during the three months ended December 31, 2022 to sell 699 thousand shares of common stock under our ATM program.
(5)Represents estimated excess 2023 bond capital proceeds expected to be held as cash at December 31, 2023, which reduces our 2024 debt capital needs.
(6)As of March 31, 2023, we have completed acquisitions aggregating $171.9 million.
(7)Represents $1.0 billion of unsecured senior notes payable issued in February 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	4

Guidance (continued)
March 31, 2023
(Dollars in millions, except per share amounts)

Projected 2023 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 4/24/23	As of 1/30/23	Key Changes
Earnings per share(1)	$2.21 to $2.31	$3.41 to $3.61
Depreciation and amortization of real estate assets	5.55	5.50	5-cent increase
Impairment of real estate – rental properties	0.81	—	(2)
Allocation to unvested restricted stock awards	(0.04)	(0.05)
Funds from operations per share(3)	$8.53 to $8.63	$8.86 to $9.06
Unrealized losses on non-real estate investments	0.39	—
Allocation to unvested restricted stock awards	(0.01)	—
Funds from operations per share, as adjusted(3)	$8.91 to $9.01	$8.86 to $9.06	No change to midpoint; narrowed range by 10 cents
Midpoint	$8.96	$8.96

	As of 4/24/23		As of 1/30/23
Key Assumptions	Low	High	Low	High	Key Changes
Occupancy percentage in North America as of December 31, 2023	94.6%	95.6%	94.8%	95.8%	20 bps decline(4)
Lease renewals and re-leasing of space:
Rental rate increases	28.0%	33.0%	27.0%	32.0%	1.0% increase
Rental rate increases (cash basis)	12.0%	17.0%	11.0%	16.0%
Same property performance:
Net operating income increases	2.0%	4.0%	2.0%	4.0%	No change
Net operating income increases (cash basis)	4.0%	6.0%	4.0%	6.0%
Straight-line rent revenue	$130	$145	$130	$145
General and administrative expenses	$183	$193	$183	$193
Capitalization of interest	$342	$362	$342	$362
Interest expense	$74	$94	$74	$94

Key Credit Metrics	As of 4/24/23	As of 1/30/23	Key Changes

Net debt and preferred stock to Adjusted EBITDA – 4Q23 annualized	Less than or equal to 5.1x	Less than or equal to 5.1x	No change
Fixed-charge coverage ratio – 4Q23 annualized	4.5x to 5.0x	4.5x to 5.0x

(1)Excludes unrealized gains or losses after March 31, 2023 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(2)Refer to “Subsequent Events” on page 2 of our Earnings Press Release for additional information.
(3)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(4)The decline of 20 basis points in our 2023 guidance range for occupancy percentage in North America as of December 31, 2023 relates to a two-building value-creation project aggregating 201,499 RSF in our Greater Houston submarket to convert office space to office/laboratory space through redevelopment. One building aggregates 130,765 RSF and is 36% leased, with initial occupancy expected to commence in 2023. In connection with our strategic review of projected 2023 construction spending, we temporarily paused construction work on the second building, which aggregates 70,734 RSF, until further lease-up of the 130,765 RSF building. As of March 31, 2023, the vacant 70,734 RSF building was classified as an operating property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	5

Acquisitions
March 31, 2023
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage				Purchase Price
					Acquisitions With Development/Redevelopment Opportunities(1)
					Future Development	Active Development/Redevelopment	Operating With Future Development/ Redevelopment	Total(2)

Completed in 1Q23:
Canada	Canada	1/30/23	1	100%	—	—	247,743	247,743	$100,837
Other	Various		2	100	715,000	110,717	10,000	835,717	71,103
			3	100%	715,000	110,717	257,743	1,083,460	171,940
Other targeted acquisitions									53,060
2023 acquisitions (midpoint)									$225,000

2023 guidance range								$175,000 – $275,000

(1)We expect to provide total estimated costs and related yields for development and redevelopment projects in the future, subsequent to the commencement of construction.
(2)Represents total square footage upon completion of development or redevelopment of one or more new Class A properties. Square footage presented includes RSF of buildings currently in operation with future development or redevelopment opportunities. Refer to “Definitions and reconciliations” in our Supplemental Information for additional details on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	6

Dispositions and Sales of Partial Interests
March 31, 2023
(In thousands)

Property	Submarket/Market	Interest Sold		Sales Price

Completed in April 2023:
15 Necco Street(1)	Seaport Innovation District/Greater Boston	18%	(1)	$66,108

Pending transactions subject to signed letters of intent or purchase and sale agreements(2)	Various	N/A		799,333
				865,441
Other targeted disposition and sales of partial interests				659,559
2023 dispositions and sales of partial interests (midpoint)				$1,525,000

2023 guidance range		$1,425,000 – $1,625,000

(1)Represents a development project under construction aggregating 345,995 RSF, 97% of which is leased to the Lilly Institute for Genetic Medicine. In April 2023, an investor acquired a 20% interest in this joint venture, which consists of an 18% interest sold by us and a 2% interest sold by our existing partner. Upon completion of the sale, our ownership interest in the consolidated real estate joint venture is 72% and our existing and new partners’ noncontrolling interests are 8% and 20%, respectively. We retained control over this real estate joint venture and therefore continue to consolidate it. We expect our new joint venture partner to contribute capital aggregating $119.0 million to fund construction spending over time and to accrete its ownership interest in the joint venture from 20% to 37%. Our ownership percentage is expected to decline from 90% prior to this transaction to 57%.
(2)Includes an office campus classified as held for sale in April 2023. Refer to “Subsequent events” on page 2 of our Earnings Press Release for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	7

Earnings Call Information and About the Company
March 31, 2023

We will host a conference call on Tuesday, April 25, 2023, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the first quarter ended March 31, 2023. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, April 25, 2023. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 9991022.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the first quarter ended March 31, 2023 is available in the “For Investors” section of our website at www.are.com or by following this link: https://www.are.com/fs/2023q1.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Peter M. Moglia, chief executive officer and co-chief investment officer; Dean A. Shigenaga, president and chief financial officer; Paula Schwartz, managing director of Rx Communications Group, at (917) 633-7790; or Sara M. Kabakoff, vice president – strategic communications.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since its founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech, and advanced technology campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. The trusted partner to over 850 tenants, Alexandria has a total market capitalization of $33.0 billion and an asset base in North America of 75.6 million SF as of March 31, 2023, which includes 41.9 million RSF of operating properties and 5.5 million RSF of Class A properties undergoing construction, 9.7 million RSF of near-term and intermediate-term development and redevelopment projects, and 18.5 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A properties clustered in life science, agtech, and advanced technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2023 earnings per share attributable to Alexandria’s common stockholders – diluted, 2023 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries. Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That’s What’s in Our DNA®, At the Vanguard and Heart of the Life Science Ecosystem™, Alexandria Center®, Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	8

Consolidated Statements of Operations
March 31, 2023
(Dollars in thousands, except per share amounts)

	Three Months Ended
	3/31/23		12/31/22	9/30/22	6/30/22	3/31/22
Revenues:
Income from rentals	$687,949		$665,674	$656,853	$640,959	$612,554
Other income	12,846	(1)	4,607	2,999	2,805	2,511
Total revenues	700,795		670,281	659,852	643,764	615,065

Expenses:
Rental operations	206,933		204,352	201,189	196,284	181,328
General and administrative	48,196		42,992	49,958	43,397	40,931
Interest	13,754		17,522	22,984	24,257	29,440
Depreciation and amortization	265,302		264,480	254,929	242,078	240,659
Impairment of real estate	—		26,186	38,783	—	—
Loss on early extinguishment of debt	—		—	—	3,317	—
Total expenses	534,185		555,532	567,843	509,333	492,358

Equity in earnings of unconsolidated real estate joint ventures	194		172	40	213	220
Investment loss	(45,111)	(1)	(19,653)	(32,305)	(39,481)	(240,319)
Gain on sales of real estate	—		—	323,699	214,219	—
Net income (loss)	121,693		95,268	383,443	309,382	(117,392)
Net income attributable to noncontrolling interests	(43,831)		(40,949)	(38,747)	(37,168)	(32,177)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s stockholders	77,862		54,319	344,696	272,214	(149,569)
Net income attributable to unvested restricted stock awards	(2,606)		(2,526)	(3,257)	(2,934)	(2,081)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$75,256		$51,793	$341,439	$269,280	$(151,650)

Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$0.44		$0.31	$2.11	$1.67	$(0.96)
Diluted	$0.44		$0.31	$2.11	$1.67	$(0.96)

Weighted-average shares of common stock outstanding:
Basic	170,784		165,393	161,554	161,412	158,198
Diluted	170,784		165,393	161,554	161,412	158,198

Dividends declared per share of common stock	$1.21		$1.21	$1.18	$1.18	$1.15

(1)    Our 1Q23 FFO per share – diluted, as adjusted includes realized investment gains of $20.7 million, representing a decline of $4.5 million compared to the average of the preceding four quarters of $25.2 million. Other income for 1Q23 includes a $5.3 million leasing fee related to a joint venture in our Seattle market. Other income for 1Q23 also includes $4.4 million of interest income generated primarily by excess cash held and was offset by a corresponding increase in interest expense.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	9

Consolidated Balance Sheets
March 31, 2023
(In thousands)

	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Assets
Investments in real estate	$30,889,395	$29,945,440	$28,771,745	$27,952,931	$27,100,009
Investments in unconsolidated real estate joint ventures	38,355	38,435	38,285	37,587	38,456
Cash and cash equivalents	1,263,452	825,193	533,824	420,258	775,060
Restricted cash	34,932	32,782	332,344	97,404	95,106
Tenant receivables	8,197	7,614	7,759	7,069	7,570
Deferred rent	974,865	942,646	918,995	905,699	881,743
Deferred leasing costs	527,848	516,275	506,864	498,434	484,184
Investments	1,573,018	1,615,074	1,624,921	1,657,461	1,661,101
Other assets	1,602,403	1,599,940	1,633,877	1,667,210	1,801,027
Total assets	$36,912,465	$35,523,399	$34,368,614	$33,244,053	$32,844,256

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$73,645	$59,045	$40,594	$24,986	$208,910
Unsecured senior notes payable	11,089,124	10,100,717	10,098,588	10,096,462	10,094,337
Unsecured senior line of credit and commercial paper	374,536	—	386,666	149,958	—
Accounts payable, accrued expenses, and other liabilities	2,479,047	2,471,259	2,393,764	2,317,940	2,172,692
Dividends payable	209,346	209,131	193,623	192,571	187,701
Total liabilities	14,225,698	12,840,152	13,113,235	12,781,917	12,663,640

Commitments and contingencies

Redeemable noncontrolling interests	44,862	9,612	9,612	9,612	9,612

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,709	1,707	1,626	1,615	1,614
Additional paid-in capital	18,902,821	18,991,492	17,639,434	17,149,571	16,934,094
Accumulated other comprehensive loss	(20,536)	(20,812)	(24,725)	(11,851)	(5,727)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	18,883,994	18,972,387	17,616,335	17,139,335	16,929,981
Noncontrolling interests	3,757,911	3,701,248	3,629,432	3,313,189	3,241,023
Total equity	22,641,905	22,673,635	21,245,767	20,452,524	20,171,004
Total liabilities, noncontrolling interests, and equity	$36,912,465	$35,523,399	$34,368,614	$33,244,053	$32,844,256

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	10

Funds From Operations and Funds From Operations per Share
March 31, 2023
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended
	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Net income (loss) attributable to Alexandria’s common stockholders	$75,256	$51,793	$341,439	$269,280	$(151,650)
Depreciation and amortization of real estate assets	262,124	261,185	251,453	238,565	237,160
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(28,178)	(29,702)	(27,790)	(26,418)	(23,681)
Our share of depreciation and amortization from unconsolidated real estate JVs	859	982	795	934	955
Gain on sales of real estate	—	—	(323,699)	(214,219)	—
Impairment of real estate – rental properties	—	20,899	—	—	—
Allocation to unvested restricted stock awards	(1,359)	(953)	1,002	—	—
Funds from operations attributable to Alexandria’s common stockholders – diluted(1)	308,702	304,204	243,200	268,142	62,784
Unrealized losses on non-real estate investments	65,855	24,117	56,515	68,128	263,433
Impairment of non-real estate investments	—	20,512	—	—	—
Impairment of real estate	—	5,287	38,783	—	—
Loss on early extinguishment of debt	—	—	—	3,317	—
Acceleration of stock compensation expense due to executive officer resignation	—	—	7,185	—	—
Allocation to unvested restricted stock awards	(867)	(482)	(1,033)	(778)	(1,604)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$373,690	$353,638	$344,650	$338,809	$324,613

(1)Calculated in accordance with standards established by the Nareit Board of Governors.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	11

Funds From Operations and Funds From Operations per Share (continued)
March 31, 2023
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended
	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Net income (loss) per share attributable to Alexandria’s common stockholders – diluted	$0.44	$0.31	$2.11	$1.67	$(0.96)
Depreciation and amortization of real estate assets	1.38	1.41	1.39	1.32	1.36
Gain on sales of real estate	—	—	(2.00)	(1.33)	—
Impairment of real estate – rental properties	—	0.13	—	—	—
Allocation to unvested restricted stock awards	(0.01)	(0.01)	0.01	—	—
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	1.81	1.84	1.51	1.66	0.40
Unrealized losses on non-real estate investments	0.39	0.15	0.35	0.42	1.67
Impairment of non-real estate investments	—	0.12	—	—	—
Impairment of real estate	—	0.03	0.24	—	—
Loss on early extinguishment of debt	—	—	—	0.02	—
Acceleration of stock compensation expense due to executive officer resignation	—	—	0.04	—	—
Allocation to unvested restricted stock awards	(0.01)	—	(0.01)	—	(0.02)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$2.19	$2.14	$2.13	$2.10	$2.05

Weighted-average shares of common stock outstanding for calculation of:
Earnings per share – diluted	170,784	165,393	161,554	161,412	158,198
Funds from operations, diluted, per share	170,784	165,393	161,554	161,412	158,209
Funds from operations, diluted, as adjusted, per share	170,784	165,393	161,554	161,412	158,209

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	12

SUPPLEMENTAL
INFORMATION

Company Profile
March 31, 2023

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since its founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech, and advanced technology campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. The trusted partner to over 850 tenants, Alexandria has a total market capitalization of $33.0 billion and an asset base in North America of 75.6 million SF as of March 31, 2023, which includes 41.9 million RSF of operating properties and 5.5 million RSF of Class A properties undergoing construction, 9.7 million RSF of near-term and intermediate-term development and redevelopment projects, and 18.5 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A properties clustered in life science, agtech, and advanced technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 49% of our total annual rental revenue being generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative life science, agtech, and advanced technology campuses in key cluster locations to catalyze innovation. From design to development to the management of our high-quality, sustainable real estate, as well as our ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a best-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science, agtech, and technology communities in their respective innovation clusters. We believe that our experience, expertise, reputation, and key relationships in the real estate, life science, agtech, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of 62 individuals, averaging 24 years of real estate experience, including 12 years with Alexandria. Our executive management team alone averages 18 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Peter M. Moglia
Executive Chairman & Founder	Chief Executive Officer & Co-Chief Investment Officer

Dean A. Shigenaga	Daniel J. Ryan
President & Chief Financial Officer	Co-Chief Investment Officer & Regional Market Director – San Diego

Hunter L. Kass	Vincent R. Ciruzzi
Executive Vice President – Regional Market Director – Greater Boston	Chief Development Officer

Lawrence J. Diamond	Joseph Hakman
Co-Chief Operating Officer & Regional Market Director – Maryland	Co-Chief Operating Officer & Chief Strategic Transactions Officer

John H. Cunningham	Jackie B. Clem
Executive Vice President – Regional Market Director – New York City	General Counsel & Secretary

Marc E. Binda	Andres R. Gavinet
Executive Vice President – Finance & Treasurer	Chief Accounting Officer

Gary D. Dean	Onn C. Lee
Executive Vice President – Real Estate Legal Affairs	Executive Vice President – Accounting

Kristina A. Fukuzaki-Carlson	Madeleine T. Alsbrook
Executive Vice President – Business Operations	Executive Vice President – Talent Management

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	14

Investor Information
March 31, 2023

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
		Website:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	JMP Securities	RBC Capital Markets
Jeff Spector / Joshua Dennerlein	Nicholas Joseph / Michael Griffin	Aaron Hecht	Michael Carroll / Aditi Balachandran
(646) 855-1363 / (646) 855-1681	(212) 816-1909 / (212) 816-5871	(415) 835-3963	(440) 715-2649 / (212) 428-6200

BTIG, LLC	Evercore ISI	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Tom Catherwood / John Nickodemus	Steve Sakwa / Jay Poskitt	Anthony Paolone / Ray Zhong	Wes Golladay / Nicholas Thillman
(212) 738-6140 / (212) 738-6050	(212) 446-9462 / (212) 752-0886	(212) 622-6682 / (212) 622-5411	(216) 737-7510 / (414) 298-5053

CFRA	Green Street	Mizuho Securities USA LLC	SMBC Nikko Securities America, Inc.
Kenneth Leon	Dylan Burzinski / Michael Manos	Vikram Malhotra / Georgi Dinkov	Richard Anderson / Jay Kornreich
(646) 517-2552	(949) 640-8780 / (949) 640-8780	(212) 282-3827 / (617) 352-1721	(646) 521-2351 / (646) 424-3202

Fixed Income Research Coverage		Rating Agencies
Barclays Capital Inc.	Stifel Financial Corp.	Moody’s Investors Service	S&P Global Ratings
Srinjoy Banerjee / Dylan Paup	Thierry Perrein	(212) 553-0376	Michael Souers
(212) 526-3521 / (212) 526-6961	(646) 376-5303		(212) 438-2508

J.P. Morgan Securities LLC
Mark Streeter
(212) 834-5086

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	15

Financial and Asset Base Highlights
March 31, 2023
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Selected financial data from consolidated financial statements and related information
Rental revenues	$518,302	$499,348	$496,146	$485,067	$469,537
Tenant recoveries	$169,647	$166,326	$160,707	$155,892	$143,017
General and administrative expenses	$48,196	$42,992	$49,958	$43,397	$40,931
General and administrative expenses as a percentage of net operating income – trailing 12 months	9.9%	9.8%	10.1%	9.8%	10.0%
Operating margin	70%	70%	70%	70%	71%
Adjusted EBITDA margin	69%	69%	69%	70%	71%
Adjusted EBITDA – quarter annualized	$1,936,884	$1,846,936	$1,810,764	$1,797,488	$1,734,956
Adjusted EBITDA – trailing 12 months	$1,848,018	$1,797,536	$1,743,613	$1,680,335	$1,601,857

Net debt at end of period	$10,321,752	$9,376,705	$9,736,627	$9,832,722	$9,514,256
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.3x	5.1x	5.4x	5.5x	5.5x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	5.6x	5.2x	5.6x	5.9x	5.9x

Total debt and preferred stock at end of period	$11,537,305	$10,159,762	$10,525,848	$10,271,406	$10,303,247
Gross assets at end of period	$41,474,319	$39,877,462	$38,516,844	$37,304,589	$36,795,922
Total debt and preferred stock to gross assets at end of period	28%	25%	27%	28%	28%

Fixed-charge coverage ratio – quarter annualized	5.0x	5.0x	4.9x	5.1x	5.1x
Fixed-charge coverage ratio – trailing 12 months	5.0x	5.0x	5.1x	5.1x	5.1x
Unencumbered net operating income as a percentage of total net operating income	100%	100%	100%	100%	97%

Closing stock price at end of period	$125.59	$145.67	$140.19	$145.03	$201.25
Common shares outstanding (in thousands) at end of period	170,860	170,748	162,620	161,456	161,408
Total equity capitalization at end of period	$21,458,270	$24,872,919	$22,797,633	$23,415,970	$32,483,420
Total market capitalization at end of period	$32,995,575	$35,032,681	$33,323,481	$33,687,376	$42,786,667

Dividend per share – quarter/annualized	$1.21/$4.84	$1.21/$4.84	$1.18/$4.72	$1.18/$4.72	$1.15/$4.60
Dividend payout ratio for the quarter	55%	58%	56%	56%	57%
Dividend yield – annualized	3.9%	3.3%	3.4%	3.3%	2.3%

Amounts related to operating leases:
Operating lease liabilities at end of period	$405,190	$406,700	$409,030	$412,535	$405,818
Rent expense	$8,536	$8,722	$8,502	$7,924	$7,718

Capitalized interest	$87,070	$79,491	$73,189	$68,202	$57,763
Weighted-average interest rate for capitalization of interest during the period	3.69%	3.65%	3.55%	3.56%	3.26%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	16

Financial and Asset Base Highlights (continued)
March 31, 2023
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$33,191	$24,185	$24,431	$27,362	$42,025
Amortization of acquired below-market leases	$21,636	$20,125	$23,546	$16,760	$13,915
Straight-line rent expense on ground leases	$369	$487	$583	$354	$416
Stock compensation expense	$16,486	$11,586	$17,786	$14,340	$14,028
Amortization of loan fees	$3,639	$3,975	$3,235	$3,236	$3,103
Amortization of debt (discounts) premiums	$(288)	$(272)	$(269)	$(267)	$424
Non-revenue-enhancing capital expenditures:
Building improvements	$4,334	$4,128	$3,963	$4,199	$4,110
Tenant improvements and leasing commissions	$18,586	$25,049	$48,960	$24,562	$27,791
Funds from operations attributable to noncontrolling interests	$72,009	$70,651	$66,537	$63,586	$55,858

Operating statistics and related information (at end of period)
Number of properties – North America	433	432	431	436	446
RSF – North America (including development and redevelopment projects under construction)	47,443,194	47,371,259	46,690,943	46,934,653	47,364,067
Total square feet – North America	75,607,592	74,566,128	74,450,918	74,087,636	74,185,859
Annual rental revenue per occupied RSF – North America	$52.46	$51.75	$50.99	$50.80	$49.42
Occupancy of operating properties – North America	93.6%	94.8%	94.3%	94.6%	94.7%
Occupancy of operating and redevelopment properties – North America	88.5%	89.4%	88.6%	89.0%	88.9%
Weighted-average remaining lease term (in years)	7.2	7.1	7.2	7.1	7.3

Total leasing activity – RSF	1,223,427	2,000,322	1,662,069	2,279,758	2,463,438
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	48.3%	26.0%	27.1%	45.4%	32.2%
Rental rate increases (cash basis)	24.2%	19.6%	22.6%	33.9%	16.5%
RSF (included in total leasing activity above)	1,120,038	1,494,345	1,094,821	1,087,082	864,077

Same property – percentage change over comparable quarter from prior year:
Net operating income increases	3.7%	4.7%	5.1%	7.5%	7.6%
Net operating income increases (cash basis)	9.0%	10.9%	10.6%	10.2%	7.3%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	17

High-Quality and Diverse Client Base
March 31, 2023

Long-Duration and Stable Cash Flows From
High-Quality and Diverse Tenants

Investment-Grade or Publicly Traded Large Cap Tenants	REIT Industry-Leading Tenant Client Base

49%	90%

of ARE’s Total Annual Rental Revenue(1)	of ARE’s Top 20 Tenants Annual Rental Revenue(1) Is From Investment-Grade or Publicly Traded Large Cap Tenants

Long-Duration Lease Terms	Sustained Strength in Tenant Collections

7.2 Years	99.9%	99.7%

Weighted-Average Remaining Term(2)	1Q23	April 2023

Refer to “Annual rental revenue” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.

(1)Represents annual rental revenue in effect as of March 31, 2023.
(2)Based on total annual rental revenue in effect as of March 31, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	18

High-Quality and Diverse Client Base in AAA Locations
March 31, 2023

Industry Mix of Over 850 Tenants(1)	AAA Locations

Multinational Pharmaceutical
18%
Life Science Product, Service, and Device
22%
Public Biotechnology – Preclinical or Clinical Stage
10%
Private Biotechnology
8%
Other(3)
3%
Future Change in Use(2)
5%
Investment-Grade or Large Cap Tech
8%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
12%
Public Biotechnology – Approved or Marketed Product
14%

Percentage of ARE’s Annual Rental Revenue(4)

Refer to “Annual rental revenue” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.

(1)Tenant count declined from approximately 1,000 tenants during the three months ended March 31, 2023 due to the planned move-outs at our recently acquired retail property, The Shops at Tanforan, representing a future multi-building development project.
(2)Represents annual rental revenue currently generated from space that is targeted for a future change in use, including 1.1% of total annual rental revenue that is generated from covered land play projects. The weighted-average remaining term of these leases is 5.3 years.
(3)Our other tenants, which represent an aggregate of 3.0% of our annual rental revenue, comprise technology, professional services, finance, telecommunications, and construction/real estate companies and less than 1.0% of retail-related tenants by annual rental revenue.
(4)Represents annual rental revenue in effect as of March 31, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	19

Occupancy
March 31, 2023

Solid Occupancy From Historically Strong Demand
for Class A Properties in AAA Locations

Solid Historical Occupancy(1)	Occupancy Across Key Locations

96%

Over 10 Years

(1)Represents average occupancy of operating properties in North America as of each December 31 for the last 10 years and as of March 31, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	20

Key Operating Metrics
March 31, 2023

Historical Same Property Net Operating Income Growth	Favorable Lease Structure(1)
	Strategic Lease Structure by Owner and Operator of Collaborative Life Science, Agtech, and Advanced Technology Campuses
	Increasing cash flows
	Percentage of leases containing annual rent escalations	95%
	Stable cash flows
	Percentage of triple net leases	93%
	Lower capex burden
	Percentage of leases providing for the recapture of capital expenditures	93%

Historical Rental Rate Growth: Renewed/Re-Leased Space	Margins(3)

	Operating	Adjusted EBITDA
	70%	69%

Refer to “Same property performance” and “Definitions and reconciliations” of this Supplemental Information for additional details. “Definitions and reconciliations” contains the definition of “Net operating income” and its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.

(1)Percentages calculated based on annual rental revenue in effect as of March 31, 2023.
(2)The 10-year average represents the average for the years ended December 31, 2013 through December 31, 2022.
(3)Represents percentages for the three months ended March 31, 2023.
(4)Represents the highest quarterly rental rate growth in Company history.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	21

Same Property Performance
March 31, 2023
(Dollars in thousands)

Same Property Financial Data	Three Months Ended March 31, 2023	Same Property Statistical Data	Three Months Ended March 31, 2023
Percentage change over comparable period from prior year:		Number of same properties	314
Net operating income increase	3.7%	Rentable square feet	32,224,933
Net operating income increase (cash basis)	9.0%	Occupancy – current-period average	94.3%
Operating margin	71%	Occupancy – same-period prior-year average	94.9%

	Three Months Ended March 31,
	2023	2022	$ Change	% Change
Income from rentals:
Same properties	$413,673	$397,258	$16,415	4.1%
Non-same properties	104,629	72,279	32,350	44.8
Rental revenues	518,302	469,537	48,765	10.4

Same properties	137,093	124,086	13,007	10.5
Non-same properties	32,554	18,931	13,623	72.0
Tenant recoveries	169,647	143,017	26,630	18.6

Income from rentals	687,949	612,554	75,395	12.3

Same properties	177	225	(48)	(21.3)
Non-same properties	12,669	2,286	10,383	454.2
Other income	12,846	2,511	10,335	411.6

Same properties	550,943	521,569	29,374	5.6
Non-same properties	149,852	93,496	56,356	60.3
Total revenues	700,795	615,065	85,730	13.9

Same properties	161,805	146,453	15,352	10.5
Non-same properties	45,128	34,875	10,253	29.4
Rental operations	206,933	181,328	25,605	14.1

Same properties	389,138	375,116	14,022	3.7
Non-same properties	104,724	58,621	46,103	78.6
Net operating income	$493,862	$433,737	$60,125	13.9%

Net operating income – same properties	$389,138	$375,116	$14,022	3.7%
Straight-line rent revenue	(20,132)	(32,912)	12,780	(38.8)
Amortization of acquired below-market leases	(8,032)	(10,959)	2,927	(26.7)
Net operating income – same properties (cash basis)	$360,974	$331,245	$29,729	9.0%

Refer to “Same property comparisons” in the “Definitions and reconciliations” of this Supplemental Information for a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	22

Leasing Activity
March 31, 2023
(Dollars per RSF)

	Three Months Ended			Year Ended
	March 31, 2023			December 31, 2022
	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	48.3%	(2)	24.2%	31.0%	22.1%
New rates	$62.75		$59.87	$50.37	$48.48
Expiring rates	$42.31		$48.21	$38.44	$39.69
RSF	1,120,038			4,540,325
Tenant improvements/leasing commissions	$16.59			$27.83
Weighted-average lease term	5.3 years			5.0 years

Developed/redeveloped/previously vacant space leased(3)
New rates	$39.54		$38.29	$73.46	$64.04
RSF	103,389			3,865,262
Weighted-average lease term	7.5 years			11.8 years

Leasing activity summary (totals):
New rates	$60.79		$58.05	$60.98	$55.64
RSF	1,223,427			8,405,587
Weighted-average lease term	5.5 years			8.1 years

Lease expirations(1)
Expiring rates	$43.47		$47.45	$37.41	$38.06
RSF	2,012,525			6,572,286

Leasing activity includes 100% of results for properties in which we have an investment in North America.

(1)Excludes month-to-month leases aggregating 115,520 RSF and 266,292 RSF as of March 31, 2023 and December 31, 2022, respectively.
(2)Represents the highest quarterly rental rate growth in Company history.
(3)Refer to “New Class A development and redevelopment properties: summary of pipeline” of this Supplemental Information for additional details on total project costs.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	23

Contractual Lease Expirations
March 31, 2023

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2023 (2)	1,700,031	4.4%	$46.10	3.9%
2024	3,739,274	9.6%	$49.15	9.2%
2025	3,369,852	8.6%	$48.66	8.2%
2026	2,787,746	7.2%	$49.08	6.8%
2027	2,729,791	7.0%	$55.00	7.5%
2028	4,608,140	11.8%	$51.98	12.0%
2029	2,398,269	6.2%	$54.31	6.5%
2030	2,830,567	7.3%	$57.36	8.1%
2031	3,086,116	7.9%	$54.15	8.3%
2032	1,298,945	3.3%	$56.91	3.7%
Thereafter	10,413,780	26.7%	$49.67	25.8%

Market	2023 Contractual Lease Expirations (in RSF)						Annual Rental Revenue (per RSF)(1)	2024 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment(3)		Remaining Expiring Leases(4)	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment(3)	Remaining Expiring Leases(4)	Total

Greater Boston	37,017	21,675	10,265	(5)	283,576	352,533	$62.34	51,564	—	122,465	535,690	709,719	$75.28
San Francisco Bay Area	56,253	41,381	—		182,743	280,377	57.96	35,798	—	107,250	555,209	698,257	61.98
New York City	—	—	—		20,790	20,790	N/A	—	—	349,947	8,227	358,174	N/A
San Diego	199,402	72,292	—		229,740	501,434	31.62	28,698	28,264	580,021	345,518	982,501	31.60
Seattle	—	—	—		255,460	255,460	31.87	—	186,923	50,552	220,425	457,900	23.44
Maryland	—	89,831	—		116,938	206,769	32.26	—	26,627	—	44,919	71,546	23.04
Research Triangle	—	—	—		59,398	59,398	46.88	15,519	103,171	—	106,254	224,944	65.25
Texas	—	—	—		—	—	—	—	—	126,034	72,938	198,972	33.91
Canada	13,321	—	—		2,484	15,805	28.07	—	—	—	6,786	6,786	23.45
Non-cluster/other markets	—	4,354	—		3,111	7,465	58.48	—	—	—	30,475	30,475	65.94
Total	305,993	229,533	10,265		1,154,240	1,700,031	$46.10	131,579	344,985	1,336,269	1,926,441	3,739,274	$49.15
Percentage of expiring leases	18%	14%	1%		67%	100%		4%	9%	36%	51%	100%

(1)Represents amounts in effect as of March 31, 2023.
(2)Excludes month-to-month leases aggregating 115,520 RSF as of March 31, 2023.
(3)Represents RSF targeted for future development or redevelopment, subject to market conditions, upon expiration of existing in-place leases primarily related to recently acquired properties with an average contractual lease expiration dates of August 31, 2023 and July 20, 2024 for 2023 and 2024, respectively, weighted by annual rental revenue. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)The largest remaining contractual expirations for 2023 and 2024 are 108,020 RSF in our Bothell submarket and 97,702 RSF in our Mission Bay submarket.
(5)Represents one lease at 840 Winter Street in our Route 128 submarket. 840 Winter Street is a 168,214 RSF property undergoing redevelopment and is 100% leased.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	24

Top 20 Tenants
March 31, 2023
(Dollars in thousands, except average market cap amounts)

90% of Top 20 Tenants Annual Rental Revenue Is From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(1) (in billions)

							Moody’s	S&P
1	Bristol-Myers Squibb Company	6.2		969,852	$73,073	3.6%	A2	A+	$157.0
2	Moderna, Inc.	13.6		908,436	51,934	2.6	—	—	$61.1
3	Eli Lilly and Company	6.0		743,267	49,896	2.5	A2	A+	$310.9
4	Takeda Pharmaceutical Company Limited	6.8		549,760	37,399	1.9	Baa2	BBB+	$45.8
5	Alphabet Inc.	3.7		654,423	36,809	1.8	Aa2	AA+	$1,371.1
6	Illumina, Inc.	7.4		890,389	36,204	1.8	Baa3	BBB	$34.9
7	2seventy bio, Inc.(2)	10.4		312,805	33,617	1.7	—	—	$0.5
8	Harvard University	6.8		391,625	31,889	1.6	Aaa	AAA	$—
9	Novartis AG	5.4		447,831	30,749	1.5	A1	AA-	$205.7
10	Sanofi	8.5		393,278	29,350	1.5	A1	AA	$119.9
11	Cloud Software Group, Inc.	3.9	(3)	292,013	28,537	1.4	—	—	$—
12	Uber Technologies, Inc.	59.5	(4)	1,009,188	27,716	1.4	—	—	$55.8
13	Roche	6.3		416,417	27,026	1.3	Aa2	AA	$272.3
14	Pfizer Inc.	1.5		405,165	21,461	1.1	A1	A+	$269.4
15	Massachusetts Institute of Technology	5.8		257,626	21,438	1.1	Aaa	AAA	$—
16	Boston Children's Hospital	13.6		269,816	20,066	1.0	Aa2	AA	$—
17	AstraZeneca PLC	4.3		360,450	19,616	1.0	A3	A	$200.5
18	United States Government	7.1		313,778	19,527	1.0	Aaa	AA+	$—
19	New York University	8.6		203,500	19,241	1.0	Aa2	AA-	$—
20	Merck & Co., Inc.	11.1		300,930	18,913	0.9	A1	A+	$245.3
	Total/weighted-average	9.5	(4)	10,090,549	$634,461	31.7%

(1)Based on total annual rental revenue in effect as of March 31, 2023. Represents the percentage of our annual rental revenue generated by our top 20 tenants that are also investment-grade or publicly traded large cap tenants. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures and average market capitalization, respectively.
(2)As of December 31, 2022, 2seventy bio, Inc. held $266.3 million of cash, cash equivalents, and marketable securities, and during the first quarter of 2023, the company raised an additional $117 million in net proceeds in an underwritten follow-on public offering.
(3)Includes leases at recently acquired properties with future development and redevelopment opportunities. These leases with Cloud Software Group, Inc. (formerly known as TIBCO Software, Inc.) were in place when we acquired the properties.
(4)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue from our unconsolidated real estate joint ventures. Refer to footnote 1 for additional details. Excluding the ground leases, the weighted-average remaining lease term for our top 20 tenants was 7.3 years as of March 31, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	25

Summary of Properties and Occupancy
March 31, 2023
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties		Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total			Total	% of Total	Per RSF
Greater Boston	11,245,830	1,439,791	1,513,018	14,198,639	30%	84		$718,876	36%	$68.91
San Francisco Bay Area	7,820,195	728,734	300,010	8,848,939	19	68		451,960	22	64.85
New York City	1,270,019	—	—	1,270,019	3	5		95,160	5	83.98
San Diego	8,099,957	—	—	8,099,957	16	93		328,647	16	43.07
Seattle	2,831,613	311,631	178,129	3,321,373	7	45		112,156	6	41.24
Maryland	3,493,094	532,000	57,515	4,082,609	9	51		115,883	6	34.94
Research Triangle	3,874,491	88,038	—	3,962,529	8	40		114,389	6	31.85
Texas	1,795,353	—	130,765	1,926,118	4	15		46,990	2	29.15
Canada	834,968	—	217,798	1,052,766	2	11		16,358	1	22.58
Non-cluster/other markets	382,961	—	—	382,961	1	11		15,973	—	52.36
Properties held for sale	297,284	—	—	297,284	1	10	(1)	2,041	—	N/A
North America	41,945,765	3,100,194	2,397,235	47,443,194	100%	433		$2,018,433	100%	$52.46
		5,497,429
(1)Represents properties classified as held for sale in three submarkets, including eight contiguous properties aggregating 128,870 RSF in a non-core submarket.

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	3/31/23		12/31/22	3/31/22	3/31/23	12/31/22	3/31/22
Greater Boston	92.8%		94.5%	95.4%	81.8%	85.5%	85.0%
San Francisco Bay Area	95.9		96.7	95.6	92.3	93.3	92.4
New York City	89.2		92.3	98.4	89.2	92.3	91.9
San Diego	94.2		95.4	94.2	94.2	95.4	92.7
Seattle	96.0		97.0	97.9	90.4	90.1	91.0
Maryland	95.7		95.8	100.0	94.2	93.3	96.4
Research Triangle	92.7		94.0	93.6	92.7	85.0	85.5
Texas	89.8		91.2	N/A	83.7	81.6	N/A
Subtotal	93.9		95.1	95.7	89.1	89.9	89.8
Canada	86.8		80.8	76.5	68.8	68.2	76.5
Non-cluster/other markets	79.7		75.0	80.4	79.7	75.0	75.7
North America	93.6%	(1)	94.8%	94.7%	88.5%	89.4%	88.9%

(1)Decline in occupancy primarily relates to: (i) seven lease expirations spread across four markets, which aggregate 370,797 RSF at properties that are expected to have rental rate increases of 109.7% and 115.1% (cash basis) and for which we have successfully re-leased an aggregate 28.9%, with occupancy expected to commence on a portion of the RSF as early as the third quarter of 2023, and (ii) in connection with our strategic review of projected 2023 construction spending, our temporary pause of construction work at one building aggregating 70,734 RSF, which was undergoing redevelopment in our Greater Houston submarket, until further lease-up of the building. As of March 31, 2023, the vacant asset was classified as an operating property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	26

Property Listing
March 31, 2023
(Dollars in thousands)

Mega Campuses Encompass 68% of Our Operating Property RSF(1)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Mega Campus: Alexandria Center® at Kendall Square	2,449,354	—	403,892	2,853,246	11	$195,156	99.6%	85.5%
50(2), 60(2), 75/125(2), 100(2), and 225(2) Binney Street, 140 and 215 First Street, 150 Second Street, 300 Third Street(2), 11 Hurley Street, and 100 Edwin H. Land Boulevard
Mega Campus: Alexandria Center® at One Kendall Square	904,433	462,100	—	1,366,533	12	76,136	86.5	86.5
One Kendall Square (Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000), 325 and 399 Binney Street, and One Hampshire Street
Mega Campus: Alexandria Technology Square®	1,185,284	—	—	1,185,284	7	117,020	100.0	100.0
100, 200, 300, 400, 500, 600, and 700 Technology Square
Mega Campus: The Arsenal on the Charles	872,665	248,018	—	1,120,683	13	50,781	95.9	95.9
311, 321, and 343 Arsenal Street, 300, 400, and 500 North Beacon Street, 1, 2, 3, and 4 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Mega Campus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street	533,327	—	—	533,327	5	26,770	98.3	98.3
99 Coolidge Avenue(2)	—	320,809	—	320,809	1	—	N/A	N/A
640 Memorial Drive	242,477	—	—	242,477	1	11,913	38.4	38.4
780 and 790 Memorial Drive	99,658	—	—	99,658	2	7,904	83.9	83.9
Cambridge/Inner Suburbs	6,287,198	1,030,927	403,892	7,722,017	52	485,680	94.6	88.8
Fenway
Mega Campus: Alexandria Center® for Life Science – Fenway	1,374,746	62,869	—	1,437,615	2	105,905	92.9	92.9
401 Park Drive and 201 Brookline Avenue(2)
Seaport Innovation District
5 and 15(2) Necco Street	95,400	345,995	—	441,395	2	4,565	86.6	86.6
Mega Campus: 380 and 420 E Street	195,506	—	—	195,506	2	4,747	100.0	100.0
Seaport Innovation District	290,906	345,995	—	636,901	4	9,312	95.6	95.6
Route 128
Mega Campus: 40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street	325,806	—	655,257	981,063	5	22,857	100.0	33.2
Mega Campus: One Moderna Way	706,988	—	—	706,988	4	29,059	100.0	100.0
19, 225, and 235 Presidential Way	585,226	—	—	585,226	3	14,023	100.0	100.0
275 Grove Street	509,702	—	—	509,702	3	15,702	66.1	66.1
225, 266, and 275 Second Avenue	329,005	—	—	329,005	3	19,716	100.0	100.0
100 Beaver Street	82,330	—	—	82,330	1	5,262	100.0	100.0
Route 128	2,539,057	—	655,257	3,194,314	19	106,619	93.2	74.1
Other	753,923	—	453,869	1,207,792	7	11,360	75.2	46.9
Greater Boston	11,245,830	1,439,791	1,513,018	14,198,639	84	$718,876	92.8%	81.8%

(1)Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.
(2)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	27

Property Listing (continued)
March 31, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Francisco Bay Area
Mission Bay
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay(1)	2,015,067	212,796	—	2,227,863	10	$96,181	98.6%	98.6%
1455(2), 1515(2), 1655, and 1725 Third Street, 409 and 499 Illinois Street, 1450, 1500, and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	2,015,067	212,796	—	2,227,863	10	96,181	98.6	98.6
South San Francisco
Mega Campus: Alexandria Technology Center® – Gateway(1)	1,114,890	230,592	300,010	1,645,492	12	56,751	86.8	68.4
600(2), 601, 611, 630(2), 650(2), 651, 681, 685, 701, 751, 901(2), and 951(2) Gateway Boulevard
Mega Campus: 213(1), 249, 259, 269, and 279 East Grand Avenue	919,704	—	—	919,704	5	57,041	100.0	100.0
Mega Campus: 1122 and 1150 El Camino Real	445,232	—	—	445,232	2	4,674	100.0	100.0
Alexandria Center® for Life Science – South San Francisco	504,551	—	—	504,551	3	37,166	100.0	100.0
201 Haskins Way and 400 and 450 East Jamie Court
Alexandria Center® for Life Science – Millbrae(1)	—	285,346	—	285,346	1	—	N/A	N/A
230 Harriet Tubman Way
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	10,680	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	4,834	100.0	100.0
South San Francisco	3,243,919	515,938	300,010	4,059,867	25	171,146	95.5	87.4
Greater Stanford
Mega Campus: Alexandria Center® for Life Science – San Carlos	739,192	—	—	739,192	9	52,361	99.7	99.7
825, 835, 960, and 1501-1599 Industrial Road
Alexandria Stanford Life Science District	703,742	—	—	703,742	9	67,314	100.0	100.0
3160, 3165, 3170, and 3181 Porter Drive and 3301, 3303, 3305, 3307, and 3330 Hillview Avenue
3875 Fabian Way	228,000	—	—	228,000	1	9,402	100.0	100.0
3412, 3420, 3440, 3450, and 3460 Hillview Avenue	338,751	—	—	338,751	5	20,926	73.8	73.8
2100, 2200, 2300, and 2400 Geng Road	196,276	—	—	196,276	4	8,448	70.7	70.7
2475 and 2625/2627/2631 Hanover Street and 1450 Page Mill Road	194,503	—	—	194,503	3	18,147	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3350 West Bayshore Road	61,537	—	—	61,537	1	3,778	99.8	99.8
Greater Stanford	2,561,209	—	—	2,561,209	33	184,633	94.2	94.2
San Francisco Bay Area	7,820,195	728,734	300,010	8,848,939	68	451,960	95.9	92.3

New York City
New York City
Mega Campus: Alexandria Center® for Life Science – New York City	740,972	—	—	740,972	3	71,643	95.6	95.6
430 and 450 East 29th Street
219 East 42nd Street	349,947	—	—	349,947	1	18,638	100.0	100.0
Alexandria Center® for Life Science – Long Island City	179,100	—	—	179,100	1	4,879	41.8	41.8
30-02 48th Avenue
New York City	1,270,019	—	—	1,270,019	5	$95,160	89.2%	89.2%

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	28

Property Listing (continued)
March 31, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego
Torrey Pines
Mega Campus: One Alexandria Square and One Alexandria North	904,883	—	—	904,883	10	$53,615	100.0%	100.0%
3115 and 3215(1) Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10975 and 11119 North Torrey Pines Road, 10975, 10995, and 10996 Torreyana Road, and 3545 Cray Court
ARE Torrey Ridge	298,863	—	—	298,863	3	15,747	100.0	100.0
10578, 10618, and 10628 Science Center Drive
ARE Nautilus	213,900	—	—	213,900	4	10,806	83.2	83.2
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
Torrey Pines	1,417,646	—	—	1,417,646	17	80,168	97.4	97.4
University Town Center
Mega Campus: Campus Point by Alexandria(1)	1,662,342	—	—	1,662,342	11	76,036	97.7	97.7
9880(2), 10010(2), 10140(2), 10210, 10260, 10290, and 10300 Campus Point Drive and 4161, 4224, 4242, and 4275(2) Campus Point Court
Mega Campus: 5200 Illumina Way(1)	792,687	—	—	792,687	6	29,978	100.0	100.0
Mega Campus: University District	415,462	—	—	415,462	7	15,334	76.1	76.1
9625 Towne Centre Drive(1), 4755, 4757, and 4767 Nexus Center Drive, 4796 Executive Drive, 8505 Costa Verde Boulevard, and 4260 Nobel Drive
University Town Center	2,870,491	—	—	2,870,491	24	121,348	95.2	95.2
Sorrento Mesa
Mega Campus: SD Tech by Alexandria(1)	1,059,754	—	—	1,059,754	14	44,448	95.7	95.7
9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road, 5505 Morehouse Drive(2), and 10055, 10065, 10121(2), and 10151(2) Barnes Canyon Road
Mega Campus: Sequence District by Alexandria	803,319	—	—	803,319	7	23,930	89.0	89.0
6260, 6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Pacific Technology Park(1)	544,352	—	—	544,352	5	8,725	89.1	89.1
9389, 9393, 9401, 9455, and 9477 Waples Street
Summers Ridge Science Park(1)	316,531	—	—	316,531	4	11,521	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
Scripps Science Park by Alexandria	244,083	—	—	244,083	3	10,226	100.0	100.0
10102 Hoyt Park Drive and 10256 and 10260 Meanley Drive
ARE Portola	101,857	—	—	101,857	3	3,795	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
5810/5820 Nancy Ridge Drive	83,354	—	—	83,354	1	3,853	100.0	100.0
9877 Waples Street	63,774	—	—	63,774	1	2,576	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	1,799	100.0	100.0
Sorrento Mesa	3,250,866	—	—	3,250,866	39	$110,873	94.0%	94.0%

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	29

Property Listing (continued)
March 31, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego (continued)
Sorrento Valley
3911, 3931, 3985, 4025, and 4045 Sorrento Valley Boulevard	131,698	—	—	131,698	5	$3,762	70.3%	70.3%
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	119,513	—	—	119,513	6	4,312	100.0	100.0
Sorrento Valley	251,211	—	—	251,211	11	8,074	84.4	84.4
Other	309,743	—	—	309,743	2	8,184	79.9	79.9
San Diego	8,099,957	—	—	8,099,957	93	328,647	94.2	94.2

Seattle
Lake Union
Mega Campus: The Eastlake Life Science Campus by Alexandria	937,290	311,631	—	1,248,921	9	56,573	97.4	97.4
1150, 1165, 1201(1), 1208(1), 1551, and 1616 Eastlake Avenue East, 188 and 199(1) East Blaine Street, and 1600 Fairview Avenue East
Mega Campus: Alexandria Center® for Life Science – South Lake Union
400 Dexter Avenue North(1)	290,754	—	—	290,754	1	18,007	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,959	100.0	100.0
Lake Union	1,258,749	311,631	—	1,570,380	11	76,539	98.1	98.1
SoDo
830 4th Avenue South	42,380	—	—	42,380	1	1,663	70.5	70.5
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	3,147	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,849	—	—	36,849	2	1,625	100.0	100.0
Elliott Bay	84,595	—	—	84,595	3	4,772	100.0	100.0
Bothell
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park	1,060,958	—	—	1,060,958	22	22,888	95.6	95.6
22121 and 22125 17th Avenue Southeast, 22021, 22025, 22026, 22030, 22118, and 22122 20th Avenue Southeast, 22333, 22422, 22515, 22522, 22722, and 22745 29th Drive Southeast, 21540, 22213, and 22309 30th Drive Southeast, and 1629, 1631, 1725, 1916, and 1930 220th Street Southeast
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	282,494	—	178,129	460,623	6	5,367	97.6	59.9
3301, 3303, 3305, 3307, 3555, and 3755 Monte Villa Parkway
Bothell	1,343,452	—	178,129	1,521,581	28	28,255	96.0	84.8
Other	102,437	—	—	102,437	2	927	78.4	78.4
Seattle	2,831,613	311,631	178,129	3,321,373	45	$112,156	96.0%	90.4%

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	30

Property Listing (continued)
March 31, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Maryland
Rockville
Mega Campus: Alexandria Center® for Life Science – Shady Grove	1,104,029	532,000	47,395	1,683,424	20	$48,804	99.0%	94.9%
9601, 9603, 9605, 9704, 9708, 9712, 9714, 9800, 9804, 9808, 9900, and 9950 Medical Center Drive, 14920 and 15010 Broschart Road, 9920 Belward Campus Drive, and 9810 and 9820 Darnestown Road
1330 Piccard Drive	131,511	—	—	131,511	1	4,047	100.0	100.0
1405 and 1450(1) Research Boulevard	114,849	—	—	114,849	2	2,631	62.8	62.8
1500 and 1550 East Gude Drive	91,359	—	—	91,359	2	1,844	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	3,037	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,788	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,530	100.0	100.0
Rockville	1,606,305	532,000	47,395	2,185,700	28	63,681	96.6	93.9
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	613,438	—	—	613,438	9	17,742	100.0	100.0
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	486,324	—	—	486,324	7	17,487	95.1	95.1
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
20400 Century Boulevard	70,430	—	10,120	80,550	1	2,855	100.0	87.4
401 Professional Drive	63,154	—	—	63,154	1	1,888	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,234	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,311,296	—	10,120	1,321,416	20	42,413	98.2	97.4
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,951	100.0	100.0
101 West Dickman Street(1)	135,423	—	—	135,423	1	711	46.8	46.8
Beltsville	327,307	—	—	327,307	2	3,662	78.0	78.0
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	6,127	100.0	100.0
Maryland	3,493,094	532,000	57,515	4,082,609	51	$115,883	95.7%	94.2%

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

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Property Listing (continued)
March 31, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Research Triangle
Research Triangle
Mega Campus: Alexandria Center® for Life Science – Durham	2,157,056	—	—	2,157,056	15	$48,964	94.2%	94.2%
6, 8, 10, 12, 14, 40, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Alexandria Way, 2400 Ellis Road, and 14 TW Alexander Drive
Mega Campus: Alexandria Center® for Advanced Technologies – Research Triangle	350,708	—	—	350,708	4	16,544	95.8	95.8
6, 8, 10, and 12 Davis Drive
Alexandria Center® for AgTech	342,881	—	—	342,881	2	18,696	91.3	91.3
5 and 9 Laboratory Drive
104, 108, 110, 112, and 114 TW Alexander Drive	227,902	—	—	227,902	5	7,392	94.3	94.3
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	4,551	91.6	91.6
100, 800, and 801 Capitola Drive
6040 George Watts Hill Drive	61,547	88,038	—	149,585	2	2,148	100.0	100.0
Alexandria Innovation Center® – Research Triangle	136,729	—	—	136,729	3	4,078	97.2	97.2
7010, 7020, and 7030 Kit Creek Road
7 Triangle Drive	104,531	—	—	104,531	1	4,422	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	—	—	—
601 Keystone Park Drive	77,595	—	—	77,595	1	2,037	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	1,147	100.0	100.0
6101 Quadrangle Drive	31,600	—	—	31,600	1	759	100.0	100.0
Research Triangle	3,874,491	88,038	—	3,962,529	40	114,389	92.7	92.7

Texas
Austin
Mega Campus: Intersection Campus	1,525,647	—	—	1,525,647	12	40,244	92.6	92.6
1001 Trinity Street and 1020 Red River Street	198,972	—	—	198,972	2	6,746	100.0	100.0
Austin	1,724,619	—	—	1,724,619	14	46,990	92.6	92.6
Greater Houston
8800 Technology Forest Place	70,734	—	130,765	201,499	1	—	—	—
Texas	1,795,353	—	130,765	1,926,118	15	46,990	89.8	83.7

Canada	834,968	—	217,798	1,052,766	11	16,358	86.8	68.8

Non-cluster/other markets	382,961	—	—	382,961	11	15,973	79.7	79.7

North America, excluding properties held for sale	41,648,481	3,100,194	2,397,235	47,145,910	423	2,016,392	93.6%	88.5%

Properties held for sale	297,284	—	—	297,284	10	2,041	29.7%	29.7%

Total – North America	41,945,765	3,100,194	2,397,235	47,443,194	433	$2,018,433

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

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Investments in Real Estate
March 31, 2023

DEMAND FOR ALEXANDRIA'S BRAND TRANSLATES INTO A HIGHLY LEASED PIPELINE AND NEAR-TERM NET OPERATING INCOME GROWTH

Alexandria's highly leased value-creation pipeline is expected to generate significant incremental net operating income through development and redevelopment of new Class A properties

Commercial St
ALEXANDRIA CENTER

VISIBILITY FOR FUTURE GROWTH IN ANNUAL INCREMENTAL NET OPERATING INCOME

Commenced From 1Q23 Deliveries

$23M

453,511 RSF

100% Leased

Primarily Commencing 2Q23 Through 1Q26

$610M

6.7M RSF [(1)]

74% Leased/Negotiating

Refer to “Net operating income” in the “Definitions and reconciliations” of this Supplemental Information for additional details and its reconciliation from the most directly comparable financial measures presented in accordance with GAAP.
(1)As of March 31, 2023. Represents projects under construction aggregating 5.5 million RSF and four near-term projects aggregating 1.2 million RSF expected to commence construction during the next four quarters after March 31, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	33

Investments in Real Estate
March 31, 2023
(Dollars in thousands)

Investments in real estate

		Development and Redevelopment
		Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
	Operating	Under Construction 69% Leased/Negotiating	Committed Near Term 100% Leased(1)	Near Term	Intermediate Term	Future	Subtotal	Total
Square footage
Operating	41,945,765	—	—	—	—	—	—	41,945,765
New Class A development and redevelopment properties	—	5,497,429	1,206,281	3,354,990	5,864,406	21,966,051	37,889,157	37,889,157
Value-creation square feet currently included in rental properties(2)	—	—	—	(290,532)	(434,776)	(3,502,022)	(4,227,330)	(4,227,330)
Total square footage	41,945,765	5,497,429	1,206,281	3,064,458	5,429,630	18,464,029	33,661,827	75,607,592

Investments in real estate
Gross book value as of March 31, 2023(3)	$25,931,643	$4,574,701	$346,278	$1,013,145	$1,281,930	$2,287,366	$9,503,420	$35,435,063

(1)Represents near-term projects expected to commence construction during the next four quarters after March 31, 2023.
(2)Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(3)Balances exclude accumulated depreciation and our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheets. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for reconciliation detail of investments in real estate.

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New Class A Development and Redevelopment Properties: Recent Deliveries
March 31, 2023
(Dollars in thousands)

Deliveries in 1Q23 commenced $23 million in annual incremental net operating income

201 Brookline Avenue	Alexandria Center® for Advanced Technologies – Monte Villa Parkway	9601 and 9603 Medical Center Drive	2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive(1)
Greater Boston/Fenway	Seattle/Bothell	Maryland/Rockville	Research Triangle/Research Triangle
447,247 RSF	35,847 RSF	48,516 RSF	603,316 RSF
100% Occupancy	100% Occupancy	100% Occupancy	100% Occupancy

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service			Occupancy Percentage(3)	Total Project		Unlevered Yields
	1Q23 Delivery Date(2)		Prior to 1/1/23	1Q23	Total				Initial Stabilized	Initial Stabilized (Cash Basis)
							RSF	Investment
Development projects
201 Brookline Avenue/Greater Boston/Fenway	3/15/23	98.8%	340,073	107,174	447,247	100%	510,116	$775,000	7.2%	6.5%

Redevelopment projects
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	1/19/23	100%	—	35,847	35,847	100%	460,623	229,000	6.3	6.2
9601 and 9603 Medical Center Drive/Maryland/Rockville	1/9/23	100%	34,589	13,927	48,516	100%	95,911	54,000	8.4	7.1
20400 Century Boulevard/Maryland/Gaithersburg	3/1/23	100%	50,738	19,692	70,430	100%	80,550	35,000	8.5	8.6
2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive/Research Triangle/Research Triangle(4)	2/17/23	100%	326,445	276,871	603,316	100%	603,316	241,000	8.1	6.8
Weighted average/total	2/27/23		751,845	453,511	1,205,356		1,750,516	$1,334,000	7.3%	6.6%

Refer to “New Class A development and redevelopment properties: current projects” of this Supplemental Information for details on the RSF in service and under construction, if applicable.

(1)Image represents 2400 Ellis Road on our Alexandria Center® for Life Science – Durham mega campus.
(2)Represents the average delivery date for deliveries that occurred during the current quarter, weighted by annual rental revenue.
(3)Relates to total operating RSF placed in service as of the most recent delivery.
(4)During 1Q23, we delivered 276,871 RSF of our 14 TW Alexander Drive and 40 Moore Drive redevelopment project. Due to current market conditions and in connection with our strategic review of projected 2023 construction spending, we updated our plans for our redevelopment project aggregating 100,000 SF at 41 Moore Drive. As of March 31, 2023, this project was classified as a future development project, rather than a redevelopment, which will allow us to upzone this project to a larger building to meet future market demand.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	35

New Class A Development and Redevelopment Properties: Current Projects
March 31, 2023

325 Binney Street	140 First Street	99 Coolidge Avenue	500 North Beacon Street and 4 Kingsbury Avenue(1)	201 Brookline Avenue
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Fenway
462,100 RSF	403,892 RSF	320,809 RSF	248,018 RSF	62,869 RSF
100% Leased	100% Leased	36% Leased/Negotiating	85% Leased/Negotiating	98% Leased/Negotiating

15 Necco Street	40, 50, and 60 Sylvan Road(2)	1450 Owens Street	651 Gateway Boulevard	230 Harriet Tubman Way
Greater Boston/ Seaport Innovation District	Greater Boston/Route 128	San Francisco Bay Area/ Mission Bay	San Francisco Bay Area/ South San Francisco	San Francisco Bay Area/ South San Francisco
345,995 RSF	515,273 RSF	212,796 RSF	300,010 RSF	285,346 RSF
97% Leased/Negotiating	—% Leased/Negotiating	—% Leased/Negotiating	22% Leased/Negotiating	100% Leased

(1)Image represents 500 North Beacon Street on our Arsenal on the Charles mega campus.
(2)Image represents 50 Sylvan Road.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	36

New Class A Development and Redevelopment Properties: Current Projects (continued)
March 31, 2023

751 Gateway Boulevard	1150 Eastlake Avenue East	Alexandria Center® for Advanced Technologies – Monte Villa Parkway
San Francisco Bay Area/ South San Francisco	Seattle/Lake Union	Seattle/Bothell
230,592 RSF	311,631 RSF	178,129 RSF
100% Leased	99% Leased/Negotiating	82% Leased/Negotiating

9810 and 9820 Darnestown Road	9808 Medical Center Drive	9601 and 9603 Medical Center Drive	6040 George Watts Hill Drive, Phase II
Maryland/Rockville	Maryland/Rockville	Maryland/Rockville	Research Triangle/Research Triangle
442,000 RSF	90,000 RSF	47,395 RSF	88,038 RSF
100% Leased	47% Leased/Negotiating	100% Leased	100% Leased

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	37

New Class A Development and Redevelopment Properties: Current Projects (continued)
March 31, 2023

Market Property/Submarket		Square Footage			Percentage			Occupancy(1)
	Dev/Redev	In Service	CIP	Total	Leased	Leased/Negotiating		Initial	Stabilized
Under construction
Greater Boston
325 Binney Street/Cambridge/Inner Suburbs	Dev	—	462,100	462,100	100%	100%		2023	2024
140 First Street/Cambridge/Inner Suburbs	Redev	4,367	403,892	408,259	100	100		2023	2023
99 Coolidge Avenue/Cambridge/Inner Suburbs	Dev	—	320,809	320,809	36	36		2024	2025
500 North Beacon Street and 4 Kingsbury Avenue/Cambridge/Inner Suburbs	Dev	—	248,018	248,018	85	85		2024	2025
201 Brookline Avenue/Fenway	Dev	447,247	62,869	510,116	97	98		3Q22	2023
15 Necco Street/Seaport Innovation District	Dev	—	345,995	345,995	97	97		2023	2024
40, 50, and 60 Sylvan Road/Route 128	Redev	—	515,273	515,273	—	—	(2)	2024	2026
840 Winter Street/Route 128	Redev	28,230	139,984	168,214	100	100		2024	2024
Other	Redev	—	453,869	453,869	—	—	(2)	2024	2025
San Francisco Bay Area
1450 Owens Street/Mission Bay	Dev	—	212,796	212,796	—	—	(2)	2024	2025
651 Gateway Boulevard/South San Francisco	Redev	—	300,010	300,010	7	22		2023	2025
230 Harriet Tubman Way/South San Francisco	Dev	—	285,346	285,346	100	100		2024	2024
751 Gateway Boulevard/South San Francisco	Dev	—	230,592	230,592	100	100		2023	2023
Seattle
1150 Eastlake Avenue East/Lake Union	Dev	—	311,631	311,631	89	99		2023	2024
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	Redev	282,494	178,129	460,623	82	82		1Q23	2024
Maryland
9820 Darnestown Road/Rockville	Dev	—	250,000	250,000	100	100		2024	2024
9810 Darnestown Road/Rockville	Dev	—	192,000	192,000	100	100		2024	2024
9808 Medical Center Drive/Rockville	Dev	—	90,000	90,000	29	47		2023	2024
9601 and 9603 Medical Center Drive/Rockville	Redev	48,516	47,395	95,911	100	100		4Q21	2023
20400 Century Boulevard/Gaithersburg	Redev	70,430	10,120	80,550	100	100		1Q22	2023
Research Triangle
6040 George Watts Hill Drive, Phase II/Research Triangle	Dev	—	88,038	88,038	100	100		2024	2024
Texas
8800 Technology Forest Place/Greater Houston	Redev	—	130,765	130,765	36	36		2023	2024
Canada
Canada	Redev	32,992	217,798	250,790	45	73		2023	2025
		914,276	5,497,429	6,411,705	67%	69%
(1)Initial occupancy dates are subject to leasing and/or market conditions. Multi-tenant projects may increase in occupancy over a period of time. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.
(2)This project is focused on demand from our existing tenants in our adjacent properties/campuses and will also address demand from other non-Alexandria properties/campuses.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	38

New Class A Development and Redevelopment Properties: Current Projects (continued)
March 31, 2023

Market Property/Submarket		Square Footage			Percentage
	Dev/Redev	In Service	CIP	Total	Leased	Leased/Negotiating
Near-term projects expected to commence construction in the next four quarters
San Diego
11255 and 11355 North Torrey Pines Road/Torrey Pines	Dev	—	309,094	309,094	100%	100%
10931 and 10933 North Torrey Pines Road/Torrey Pines	Dev	—	299,158	299,158	100	100
4135 Campus Point Court/University Town Center	Dev	—	426,927	426,927	100	100
4155 Campus Point Court/University Town Center	Dev	—	171,102	171,102	100	100
		—	1,206,281	1,206,281	100	100
Total		914,276	6,703,710	7,617,986	72%	74%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	39

New Class A Development and Redevelopment Properties: Current Projects (continued)
March 31, 2023
(Dollars in thousands)

	Our Ownership Interest	At 100%						Unlevered Yields
Market Property/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
Greater Boston
325 Binney Street/Cambridge/Inner Suburbs	100%	$—	$565,955	$325,045		$891,000		8.5%	7.2%
140 First Street/Cambridge/Inner Suburbs	100%	10,820	1,142,677	52,503		1,206,000		5.2%	4.2%
99 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%	—	201,961	TBD
500 North Beacon Street and 4 Kingsbury Avenue/Cambridge/Inner Suburbs	100%	—	193,461	233,539		427,000		6.2%	5.5%
201 Brookline Avenue/Fenway	98.8%	646,271	78,062	50,667		775,000		7.2%	6.5%
15 Necco Street/Seaport Innovation District	90.0%	—	378,472	188,528		567,000		6.7%	5.5%
40, 50, and 60 Sylvan Road/Route 128	100%	—	352,182	TBD
840 Winter Street/Route 128	100%	13,644	109,835	84,521		208,000		7.5%	6.5%
Other	100%	—	132,179	TBD
San Francisco Bay Area
1450 Owens Street/Mission Bay	54.0%	—	147,041	TBD
651 Gateway Boulevard/South San Francisco	50.0%	—	214,801
230 Harriet Tubman Way/South San Francisco	45.8%	—	136,506	276,494		413,000		7.4%	6.2%
751 Gateway Boulevard/South San Francisco	51.0%	—	186,565	103,435		290,000		6.5%	6.3%
Seattle
1150 Eastlake Avenue East/Lake Union	100%	—	264,098	140,902		405,000		6.4%	6.2%
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	100%	73,148	89,512	66,340		229,000		6.3%	6.2%
Maryland
9820 Darnestown Road/Rockville	100%	—	50,538	126,462		177,000		6.3%	5.6%
9810 Darnestown Road/Rockville	100%	—	88,492	44,508		133,000		6.9%	6.2%
9808 Medical Center Drive/Rockville	100%	—	66,786	TBD
9601 and 9603 Medical Center Drive/Rockville	100%	31,411	18,760	3,829		54,000		8.4%	7.1%
20400 Century Boulevard/Gaithersburg	100%	28,413	4,118	2,469		35,000		8.5%	8.6%
Research Triangle
6040 George Watts Hill Drive, Phase II/Research Triangle	100%	—	36,543	27,457		64,000		8.0%	7.0%
Texas
8800 Technology Forest Place/Greater Houston	100%	—	82,815	TBD
Canada
Canada	100%	4,369	33,342	66,289		104,000		7.0%	7.0%

		$808,076	$4,574,701	$3,140,000	(1)	$8,530,000	(1)
(1)Amounts are rounded to the nearest $10 million and include preliminary estimated amounts for projects listed as TBD.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	40

New Class A Development and Redevelopment Properties: Current Projects (continued)

March 31, 2023
(Dollars in thousands)

	Our Ownership Interest	At 100%
Market Property/Submarket		In Service	CIP		Cost to Complete		Total at Completion

Near-term projects expected to commence construction in the next four quarters
San Diego					TBD
11255 and 11355 North Torrey Pines Road/Torrey Pines	100%	$—	$130,805
10931 and 10933 North Torrey Pines Road/Torrey Pines	100%	—	97,503
4135 Campus Point Court/University Town Center	55.0%	—	63,072
4155 Campus Point Court/University Town Center	55.0%	—	54,898

		—	346,278		1,170,000	(1)	1,510,000	(1)
Total		$808,076	$4,920,979		$4,310,000	(1)	$10,040,000	(1)

Our share of investment(2)			$4,440,000	(1)	$3,620,000	(1)	$8,860,000	(1)

(1)Amounts are rounded to the nearest $10 million and include preliminary estimated amounts for projects listed as TBD.
(2)Represents our share of investment based on our ownership percentages at the completion of development or redevelopment projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	41

New Class A Development and Redevelopment Properties: Summary of Pipeline
March 31, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Near Term	Intermediate Term	Future	Total(1)

Greater Boston
Mega Campus: Alexandria Center® at One Kendall Square/Cambridge/Inner Suburbs	100%	$565,955	462,100	—	—	—	—	462,100
325 Binney Street
Mega Campus: Alexandria Center® at Kendall Square/Cambridge/Inner Suburbs	100%	1,206,269	403,892	—	104,500	—	41,955	550,347
140 First Street and 100 Edwin H. Land Boulevard
99 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%	201,961	320,809	—	—	—	—	320,809
Mega Campus: The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	204,445	248,018	—	—	—	342,603	590,621
311 Arsenal Street, 500 North Beacon Street, and 4 Kingsbury Avenue
Mega Campus: Alexandria Center® for Life Science – Fenway/Fenway	(2)	420,433	62,869	—	507,997	—	—	570,866
201 Brookline Avenue and 421 Park Drive
15 Necco Street/Seaport Innovation District	90.0%	378,472	345,995	—	—	—	—	345,995
Mega Campus: 40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street/Route 128	100%	519,669	655,257	—	28,230	—	515,000	1,198,487
Mega Campus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street/Cambridge/Inner Suburbs	100%	78,858	—	—	—	—	902,000	902,000
446, 458, 500, and 550 Arsenal Street
Mega Campus: Alexandria Technology Square®/Cambridge/Inner Suburbs	100%	7,881	—	—	—	—	100,000	100,000
Mega Campus: 380 and 420 E Street/Seaport Innovation District	100%	127,011	—	—	—	—	1,000,000	1,000,000
99 A Street/Seaport Innovation District	100%	50,472	—	—	—	—	235,000	235,000
10 Necco Street/Seaport Innovation District	100%	99,649	—	—	—	—	175,000	175,000
Mega Campus: One Moderna Way/Route 128	100%	25,112	—	—	—	—	1,100,000	1,100,000
215 Presidential Way/Route 128	100%	6,808	—	—	—	—	112,000	112,000
Other value-creation projects	(3)	309,955	453,869	—	260,992	—	1,164,549	1,879,410
		$4,202,950	2,952,809	—	901,719	—	5,688,107	9,542,635

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 98.8% ownership interest in 201 Brookline Avenue aggregating 62,869 RSF, which is currently under construction, and a 100% ownership interest in the near-term development project at 421 Park Drive aggregating 507,997 SF.
(3)Includes a property in which we own a partial interest through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

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New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
March 31, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Near Term	Intermediate Term		Future	Total(1)
San Francisco Bay Area
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay/Mission Bay	54.0%	$147,041	212,796	—	—	—		—	212,796
1450 Owens Street
Mega Campus: Alexandria Technology Center® – Gateway/ South San Francisco	(2)	426,036	530,602	—	—	—		291,000	821,602
651 and 751 Gateway Boulevard
Alexandria Center® for Life Science – Millbrae/South San Francisco	45.8%	285,392	285,346	—	198,188	150,213		—	633,747
230 Harriet Tubman Way, 201 and 231 Adrian Road, and 6 and 30 Rollins Road
Mega Campus: 211(3), 213(3), 249, 259, 269, and 279 East Grand Avenue/South San Francisco	100%	6,655	—	—	107,250	—		90,000	197,250
211 and 269 East Grand Avenue
Mega Campus: Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%	404,962	—	—	105,000	700,000		692,830	1,497,830
960 Industrial Road, 987 and 1075 Commercial Street, and 888 Bransten Road
901 California Avenue/Greater Stanford	100%	13,087	—	—	56,924	—		—	56,924
3825 and 3875 Fabian Way/Greater Stanford	100%	139,417	—	—	—	250,000		228,000	478,000
Mega Campus: 88 Bluxome Street/SoMa	100%	352,379	—	—	—	1,070,925		—	1,070,925
Mega Campus: 1122, 1150, and 1178 El Camino Real/South San Francisco	100%	361,206	—	—	—	—		1,930,000	1,930,000
Other value-creation projects	100%	—	—	—	—	—		25,000	25,000
		2,136,175	1,028,744	—	467,362	2,171,138		3,256,830	6,924,074
New York City
Mega Campus: Alexandria Center® for Life Science – New York City/New York City	100%	137,953	—	—	—	550,000	(4)	—	550,000
219 East 42nd Street/New York City	100%	—	—	—	—	579,947		—	579,947
		$137,953	—	—	—	1,129,947		—	1,129,947

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 50.0% ownership interest in 651 Gateway Boulevard aggregating 300,010 RSF and a 51.0% ownership interest in 751 Gateway Boulevard aggregating 230,592 RSF.
(3)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(4)Pursuant to an option agreement, we are currently negotiating a long-term ground lease with the City of New York for the future site of a new building of approximately 550,000 SF.

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New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
March 31, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Near Term	Intermediate Term	Future	Total(1)
San Diego
Mega Campus: One Alexandria Square and One Alexandria North/Torrey Pines	100%	$281,313	—	608,252	—	125,280	—	733,532
10931, 10933, 11255, and 11355 North Torrey Pines Road and 10975 and 10995 Torreyana Road
Mega Campus: Campus Point by Alexandria/University Town Center	55.0%	283,810	—	598,029	—	—	1,074,445	1,672,474
10010(2), 10140(2), and 10260 Campus Point Drive and 4110, 4135, 4155, 4161, and 4275(2) Campus Point Court
Mega Campus: SD Tech by Alexandria/Sorrento Mesa	50.0%	144,480	—	—	254,771	160,000	333,845	748,616
9805 Scranton Road and 10065 and 10075 Barnes Canyon Road
Mega Campus: Sequence District by Alexandria/Sorrento Mesa	100%	43,859	—	—	200,000	509,000	1,089,915	1,798,915
6260, 6290, 6310, 6340, 6350, and 6450 Sequence Drive
Scripps Science Park by Alexandria/Sorrento Mesa	100%	71,539	—	—	105,000	175,041	164,000	444,041
10048 and 10219 Meanley Drive, and 10277 Scripps Ranch Boulevard
Mega Campus: University District/University Town Center	100%	147,416	—	—	—	937,000	—	937,000
9363, 9373, and 9393 Towne Centre Drive, 8410-8750 Genesee Avenue, and 4282 Esplanade Court
Pacific Technology Park/Sorrento Mesa	50.0%	22,415	—	—	—	149,000	—	149,000
9444 Waples Street
Mega Campus: 5200 Illumina Way/University Town Center	51.0%	17,249	—	—	—	—	451,832	451,832
4025, 4031, 4045, and 4075 Sorrento Valley Boulevard/Sorrento Valley	100%	21,820	—	—	—	—	247,000	247,000
Other value-creation projects	100%	69,678	—	—	—	—	475,000	475,000
		$1,103,579	—	1,206,281	559,771	2,055,321	3,836,037	7,657,410

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 100% ownership interest in this property.

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New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
March 31, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Near Term	Intermediate Term	Future	Total(1)
Seattle
Mega Campus: The Eastlake Life Science Campus by Alexandria/Lake Union	100%	$264,098	311,631	—	—	—	—	311,631
1150 Eastlake Avenue East
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	100%	89,512	178,129	—	50,552	—	—	228,681
3301, 3555, and 3755 Monte Villa Parkway
Mega Campus: Alexandria Center® for Life Science – South Lake Union/Lake Union	(2)	397,795	—	—	1,095,586	—	188,400	1,283,986
601 and 701 Dexter Avenue North and 800 Mercer Street
830 and 1010 4th Avenue South/SoDo	100%	55,385	—	—	—	—	597,313	597,313
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park/Bothell	100%	14,445	—	—	—	—	230,000	230,000
21660 20th Avenue Southeast
Other value-creation projects	100%	86,739	—	—	—	—	691,000	691,000
		907,974	489,760	—	1,146,138	—	1,706,713	3,342,611
Maryland
Mega Campus: Alexandria Center® for Life Science – Shady Grove/Rockville	100%	243,380	579,395	—	—	258,000	38,000	875,395
9603 and 9808 Medical Center Drive and 9810, 9820, and 9830 Darnestown Road
20400 Century Boulevard/Gaithersburg	100%	4,118	10,120	—	—	—	—	10,120
		$247,498	589,515	—	—	258,000	38,000	885,515

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 100% ownership interest in 601 and 701 Dexter Avenue North aggregating 414,986 SF and a 60% ownership interest in the near-term development project at 800 Mercer Street aggregating 869,000 SF.

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New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
March 31, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
				Under Construction	Committed Near Term	Near Term		Intermediate Term	Future	Total(1)
Research Triangle
6040 George Watts Hill Drive, Phase II/Research Triangle	100%	$36,543		88,038	—	—		—	—	88,038
Mega Campus: Alexandria Center® for Advanced Technologies – Research Triangle/Research Triangle	100%	88,407		—	—	180,000	(2)	—	990,000	1,170,000
4 and 12 Davis Drive
Mega Campus: Alexandria Center® for NextGen Medicines/ Research Triangle	100%	101,356		—	—	100,000		100,000	855,000	1,055,000
3029 East Cornwallis Road
Mega Campus: Alexandria Center® for Life Science – Durham/Research Triangle	100%	169,576		—	—	—		150,000	2,060,000	2,210,000
41 Moore Drive
120 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive/Research Triangle	100%	51,569		—	—	—		—	750,000	750,000
Other value-creation projects	100%	4,185		—	—	—		—	76,262	76,262
		451,636		88,038	—	280,000		250,000	4,731,262	5,349,300
Texas
8800 Technology Forest Place/Greater Houston	100%	100,300		130,765	—	—		—	116,287	247,052
1020 Red River Street/Austin	100%	9,304		—	—	—		—	177,072	177,072
Other value-creation projects	100%	129,215		—	—	—		—	1,694,000	1,694,000
		238,819		130,765	—	—		—	1,987,359	2,118,124

Canada	100%	33,342		217,798	—	—		—	371,743	589,541
Other value-creation projects	100%	43,494		—	—	—		—	350,000	350,000
Total pipeline as of March 31, 2023		$9,503,420	(3)	5,497,429	1,206,281	3,354,990		5,864,406	21,966,051	37,889,157

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Total square footage includes 4,227,330 RSF of buildings currently in operation that we intend to demolish or redevelop and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)Represents a ground-up development of one multi-tenant building for which major construction has been temporarily paused as of March 31, 2023. Importantly, should market conditions improve, we maintain the optionality to address demand for this development project.
(3)Total book value includes $4.6 billion of projects currently under construction that are 69% leased/negotiating. We also expect to commence construction on four near-term projects aggregating $346.3 million, which are 100% leased, in the next four quarters after March 31, 2023.

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Construction Spending
March 31, 2023
(In thousands)

	Construction Spending
	Three Months Ended March 31, 2023	Projected Year Ending December 31, 2023

Construction spending(1)	$927,903	$3,471,000	(2)
Contributions from real estate joint venture partners:
Existing real estate joint ventures	(80,375)	(543,000)	(3)
Additional targeted real estate joint ventures in 2023	—	(203,000)
	(80,375)	(746,000)
Total construction spending	$847,528	$2,725,000
Guidance range		$2,575,000 – $2,875,000
(1)Includes our contributions into unconsolidated real estate joint ventures related to construction.
(2)Includes projected revenue-enhancing/repositioning capital expenditures and non-revenue-enhancing capital expenditures of $147 million and $60 million, respectively.
(3)Includes commitments from our new real estate joint venture partner related to the partial interest sale of 15 Necco Street completed in April 2023. Refer to “Subsequent events” on page 2 and “Dispositions and sales of partial interests” on page 7 of our Earnings Press Release for additional information.

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Projected Capital Contributions From Partners in Consolidated Joint Ventures to Fund Construction
March 31, 2023
(In thousands)

	Projected Contributions From Partners to Fund Construction(1)
Capital Contributions from Partners in Our Consolidated Real Estate Joint Ventures	2Q23 Through 4Q23	2024 Through 2026	Total

Existing real estate joint ventures as of December 31, 2022	$355,000	$923,000	$1,278,000
Real estate joint venture formed in April 2023(2)	108,000	11,000	119,000
	463,000	934,000	1,397,000
Additional targeted real estate joint ventures in 2023	203,000	—	203,000
Total	$666,000	$934,000	$1,600,000

(1)Amounts represent reductions to our consolidated construction spending. Excludes initial proceeds from sales of partial interests upon formation of these consolidated joint ventures.
(2)Represents projected capital contributions from our new real estate joint venture partner following the completion of our partial interest sale at 15 Necco Street. Refer to “Subsequent events” on page 2 and “Dispositions and sales of partial interests” on page 7 of our Earnings Press Release for additional information.

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Joint Venture Financial Information
March 31, 2023

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share(1)		Operating RSF at 100%
50 and 60 Binney Street	Greater Boston	Cambridge/Inner Suburbs	66.0%		532,395
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,270
100 and 225 Binney Street and 300 Third Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		870,106
99 Coolidge Avenue	Greater Boston	Cambridge/Inner Suburbs	25.0%		—	(2)
15 Necco Street	Greater Boston	Seaport Innovation District	10.0%	(3)	—	(2)
Other joint venture	Greater Boston	–	39.3%		—	(2)
Alexandria Center® for Science and Technology – Mission Bay(4)	San Francisco Bay Area	Mission Bay	75.0%		1,005,879
1450 Owens Street	San Francisco Bay Area	Mission Bay	46.0%	(5)	—	(2)
601, 611, 651, 681, 685, and 701 Gateway Boulevard	San Francisco Bay Area	South San Francisco	50.0%		789,567
751 Gateway Boulevard	San Francisco Bay Area	South San Francisco	49.0%		—	(2)
211(2) and 213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae	San Francisco Bay Area	South San Francisco	54.2%		—	(2)
3215 Merryfield Row	San Diego	Torrey Pines	70.0%		170,523
Campus Point by Alexandria(6)	San Diego	University Town Center	45.0%		1,337,916
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	49.9%		163,648
SD Tech by Alexandria(7)	San Diego	Sorrento Mesa	50.0%		876,869
Pacific Technology Park	San Diego	Sorrento Mesa	50.0%		544,352
Summers Ridge Science Park(8)	San Diego	Sorrento Mesa	70.0%		316,531
1201 and 1208 Eastlake Avenue East and 199 East Blaine Street	Seattle	Lake Union	70.0%		321,218
400 Dexter Avenue North	Seattle	Lake Union	70.0%		290,754
800 Mercer Street	Seattle	Lake Union	40.0%		—	(2)

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(9)		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
1401/1413 Research Boulevard	Maryland	Rockville	65.0%	(10)	(11)
1450 Research Boulevard	Maryland	Rockville	73.2%	(10)	42,679
101 West Dickman Street	Maryland	Beltsville	57.9%	(10)	135,423

(1)In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in two other real estate joint ventures in North America.
(2)Represents a property currently under construction or in our value-creation pipeline. Refer to the sections under “New Class A development and redevelopment properties” for additional details.
(3)Refer to “Dispositions and sales of partial interests” in our Earnings Press Release for additional information.
(4)Includes 409 and 499 Illinois Street, 1500 and 1700 Owens Street, and 455 Mission Bay Boulevard South.
(5)The noncontrolling interest share of our joint venture partner is anticipated to increase to 75% as our partner contributes the remaining cost to complete the project over time.
(6)Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4110, 4135, 4155, 4161, 4224, and 4242 Campus Point Court.
(7)Includes 9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road and 10055, 10065, and 10075 Barnes Canyon Road.
(8)Includes 9965, 9975, 9985, and 9995 Summers Ridge Road.
(9)In addition to the unconsolidated real estate joint ventures listed, we hold an interest in one other insignificant unconsolidated real estate joint venture in North America.
(10)Represents a joint venture with a local real estate operator in which our partner manages the day-to-day activities that significantly affect the economic performance of the joint venture.
(11)Represents a joint venture with a distinguished retail real estate developer for a retail shopping center aggregating 84,837 RSF.

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Joint Venture Financial Information (continued)
March 31, 2023
(In thousands)

	As of March 31, 2023
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$3,503,302	$116,645
Cash, cash equivalents, and restricted cash	130,582	5,001
Other assets	390,096	11,368
Secured notes payable (refer to page 54)	(18,249)	(89,419)
Other liabilities	(202,958)	(5,240)
Redeemable noncontrolling interests	(44,862)	—
	$3,757,911	$38,355

	Three Months Ended March 31, 2023
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Total revenues	$101,968	$2,717
Rental operations	(29,688)	(782)
	72,280	1,935
General and administrative	(467)	(32)
Interest	(5)	(850)
Depreciation and amortization of real estate assets	(28,178)	(859)
Fixed returns allocated to redeemable noncontrolling interests(1)	201	—
	$43,831	$194

Straight-line rent and below-market lease revenue	$4,701	$286
Funds from operations(2)	$72,009	$1,053

(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.
(2)Refer to “Funds from operations and funds from operations per share” in our Earnings Press Release and “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of this Supplemental Information for the definition and the reconciliation from the most directly comparable financial measure presented in accordance with GAAP.

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Investments
March 31, 2023
(Dollars in thousands)

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. The tables below summarize components of our non-real estate investments and investment income. For additional details, refer to “Investments” in the “Definitions and reconciliations” of this Supplemental Information.

	Three Months Ended March 31, 2023	Year Ended December 31, 2022
Realized gains	$20,744	$80,435
Unrealized losses	(65,855)	(412,193)
Investment loss	$(45,111)	$(331,758)

	March 31, 2023					December 31, 2022
Investments	Cost		Unrealized Gains	Unrealized Losses	Carrying Amount	Carrying Amount

Publicly traded companies	$200,833		$63,308	$(110,800)	$153,341	$207,139
Entities that report NAV	469,863		299,235	(10,144)	758,954	759,752
Entities that do not report NAV:
Entities with observable price changes	101,703		96,728	(1,574)	196,857	193,784
Entities without observable price changes	401,350		—	—	401,350	388,940
Investments accounted for under the equity method of accounting	N/A		N/A	N/A	62,516	65,459
March 31, 2023	$1,173,749	(1)	$459,271	$(122,518)	$1,573,018	$1,615,074

December 31, 2022	$1,152,613		$506,404	$(109,402)	$1,615,074
(1)Represents 2.8% of gross assets as of March 31, 2023.

Public/Private Mix (Cost)	Tenant/Non-Tenant Mix (Cost)

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Key Credit Metrics
March 31, 2023

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$5.3B

$4,000
$4,000
$4,000
No outstanding balance
$375
<$200
SIGNIFICANT AVAILABILITY
MINIMAL OUTSTANDING
12/31/22
3/31/23
12/31/23 Goal
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$3,625
Outstanding forward equity sales agreements(1)	103
Cash, cash equivalents, and restricted cash	1,298
Remaining construction loan commitments	121
Investments in publicly traded companies	153
Liquidity as of March 31, 2023	$5,300

Net Debt and Preferred Stock to Adjusted EBITDA(2)		Fixed-Charge Coverage Ratio(2)

(1)Represents expected net proceeds from the future settlement of 699 thousand shares of common stock under forward equity sales agreements after underwriter discounts.
(2)Quarter annualized. Refer to “Fixed-charge coverage ratio” and “Net debt and preferred stock to Adjusted EBITDA” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

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Summary of Debt
March 31, 2023
(In millions)

Weighted-Average Remaining Term of 13.4 Years

(1)Refer to footnotes 2 through 4 on the next page under “Fixed-rate and variable-rate debt” for additional details.

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Summary of Debt (continued)
March 31, 2023
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$649	$72,996	$73,645	0.6%	7.56%	3.7
Unsecured senior notes payable	11,089,124	—	11,089,124	96.2	3.65	13.7
Unsecured senior line of credit(2) and commercial paper program(3)	—	374,536	374,536	3.2	5.38	4.8	(4)
Total/weighted average	$11,089,773	$447,532	$11,537,305	100.0%	3.73%	13.4	(4)
Percentage of total debt	96.1%	3.9%	100.0%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)During 1Q23, we achieved certain annual sustainability targets described in our unsecured senior line of credit agreement, which reduced the borrowing rate by four basis points for a one-year period to SOFR+0.835%, from SOFR+0.875%. As of March 31, 2023, we had no outstanding balance on our unsecured senior line of credit.
(3)The commercial paper program provides us with the ability to issue up to $2.0 billion of commercial paper notes that bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at SOFR+0.835%. As of March 31, 2023, we had $374.5 million of commercial paper notes outstanding.
(4)We calculate the weighted-average remaining term of our commercial paper notes by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper notes, the consolidated weighted-average maturity of our debt is 13.2 years. The commercial paper notes sold during the three months ended March 31, 2023 were issued at a weighted-average yield to maturity of 5.08% and had a weighted-average maturity term of 11 days.

Average debt outstanding and weighted-average interest rate	Three Months Ended March 31, 2023
	Average Debt Outstanding	Weighted-Average Interest Rate
Long-term fixed-rate debt	$10,673,206	3.57%
Short-term variable-rate unsecured senior line of credit and commercial paper program debt	86,314	5.39
Blended average interest rate	10,759,520	3.58
Loan fee amortization and annual facility fee related to unsecured senior line of credit	N/A	0.11
Total/weighted average	$10,759,520	3.69%

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Summary of Debt (continued)
March 31, 2023
(Dollars in thousands)

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	March 31, 2023	Requirement	March 31, 2023
Total Debt to Total Assets	≤ 60%	29%	≤ 60.0%	27.3%
Secured Debt to Total Assets	≤ 40%	0.2%	≤ 45.0%	0.1%
Consolidated EBITDA to Interest Expense	≥ 1.5x	20.8x	≥ 1.50x	4.31x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	334%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	24.51x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt					At 100%
Unconsolidated Joint Venture	Maturity Date	Stated Rate		Interest Rate(1)	Aggregate Commitment	Debt Balance(2)	Our Share
1401/1413 Research Boulevard	12/23/24	2.70%		3.31%	$28,500	$28,201	65.0%
1655 and 1725 Third Street	3/10/25	4.50%		4.57%	600,000	599,187	10.0%
101 West Dickman Street	11/10/26	SOFR+1.95%	(3)	6.61%	26,750	12,648	57.9%
1450 Research Boulevard	12/10/26	SOFR+1.95%	(3)	6.67%	13,000	5,245	73.2%
					$668,250	$645,281

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of March 31, 2023.
(3)This loan is subject to a fixed SOFR floor rate of 0.75%.

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Summary of Debt (continued)
March 31, 2023
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)		Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,							Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
						2023	2024	2025	2026	2027	Thereafter
Secured notes payable
Greater Boston(3)	SOFR+2.70%	7.57%		11/19/26		$—	$—	$—	$74,144	$—	$—		$74,144	$(1,148)	$72,996
San Francisco Bay Area	6.50%	6.50		7/1/36		30	32	34	36	38	479		649	—	649
Secured debt weighted-average interest rate/subtotal		7.56				30	32	34	74,180	38	479		74,793	(1,148)	73,645

Unsecured senior line of credit and commercial paper program(4)	(4)	5.38	(4)	1/22/28	(4)	(4)	—	—	—	—	375,000	(4)	375,000	(464)	374,536
Unsecured senior notes payable	3.45%	3.62		4/30/25		—	—	600,000	—	—	—		600,000	(1,841)	598,159
Unsecured senior notes payable	4.30%	4.50		1/15/26		—	—	—	300,000	—	—		300,000	(1,387)	298,613
Unsecured senior notes payable – green bond	3.80%	3.96		4/15/26		—	—	—	350,000	—	—		350,000	(1,509)	348,491
Unsecured senior notes payable	3.95%	4.13		1/15/27		—	—	—	—	350,000	—		350,000	(1,950)	348,050
Unsecured senior notes payable	3.95%	4.07		1/15/28		—	—	—	—	—	425,000		425,000	(2,048)	422,952
Unsecured senior notes payable	4.50%	4.60		7/30/29		—	—	—	—	—	300,000		300,000	(1,414)	298,586
Unsecured senior notes payable	2.75%	2.87		12/15/29		—	—	—	—	—	400,000		400,000	(2,778)	397,222
Unsecured senior notes payable	4.70%	4.81		7/1/30		—	—	—	—	—	450,000		450,000	(2,704)	447,296
Unsecured senior notes payable	4.90%	5.05		12/15/30		—	—	—	—	—	700,000		700,000	(6,096)	693,904
Unsecured senior notes payable	3.375%	3.48		8/15/31		—	—	—	—	—	750,000		750,000	(5,469)	744,531
Unsecured senior notes payable – green bond	2.00%	2.12		5/18/32		—	—	—	—	—	900,000		900,000	(8,573)	891,427
Unsecured senior notes payable	1.875%	1.97		2/1/33		—	—	—	—	—	1,000,000		1,000,000	(8,624)	991,376
Unsecured senior notes payable – green bond	2.95%	3.07		3/15/34		—	—	—	—	—	800,000		800,000	(8,551)	791,449
Unsecured senior notes payable – green bond	4.75%	4.88		4/15/35		—	—	—	—	—	500,000		500,000	(5,748)	494,252
Unsecured senior notes payable	4.85%	4.93		4/15/49		—	—	—	—	—	300,000		300,000	(3,073)	296,927
Unsecured senior notes payable	4.00%	3.91		2/1/50		—	—	—	—	—	700,000		700,000	10,196	710,196
Unsecured senior notes payable	3.00%	3.08		5/18/51		—	—	—	—	—	850,000		850,000	(11,893)	838,107
Unsecured senior notes payable	3.55%	3.63		3/15/52		—	—	—	—	—	1,000,000		1,000,000	(14,440)	985,560
Unsecured senior notes payable	5.15%	5.26		4/15/53		—	—	—	—	—	500,000		500,000	(7,974)	492,026
Unsecured debt weighted average/subtotal		3.71				—	—	600,000	650,000	350,000	9,950,000		11,550,000	(86,340)	11,463,660
Weighted-average interest rate/total		3.73%				$30	$32	$600,034	$724,180	$350,038	$9,950,479		$11,624,793	$(87,488)	$11,537,305

Balloon payments						$—	$—	$600,000	$724,144	$350,000	$9,950,068		$11,624,212	$—	$11,624,212
Principal amortization						30	32	34	36	38	411		581	(87,488)	(86,907)
Total debt						$30	$32	$600,034	$724,180	$350,038	$9,950,479		$11,624,793	$(87,488)	$11,537,305

Fixed-rate debt						$30	$32	$600,034	$650,036	$350,038	$9,575,479		$11,175,649	$(85,876)	$11,089,773
Variable-rate debt						—	—	—	74,144	—	375,000		449,144	(1,612)	447,532
Total debt						$30	$32	$600,034	$724,180	$350,038	$9,950,479		$11,624,793	$(87,488)	$11,537,305

Weighted-average stated rate on maturing debt						N/A	N/A	3.45%	3.89%	3.95%	3.57%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Represents a secured construction loan held by our consolidated real estate joint venture at 99 Coolidge Avenue, of which we have a 75.0% interest. As of March 31, 2023, this joint venture has $121.2 million available under existing lender commitments. The interest rate shall be reduced from SOFR+2.70% to SOFR+2.10% over time upon the completion of certain leasing, construction, and financial covenant milestones.
(4)Refer to footnotes 2 through 4 under the “Fixed-rate and variable-rate debt” subsection of this “Summary of Debt”.

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Definitions and Reconciliations
March 31, 2023

This section contains additional details for sections throughout this Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the Adjusted EBITDA margin:

	Three Months Ended
(Dollars in thousands)	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Net income (loss)	$121,693	$95,268	$383,443	$309,382	$(117,392)
Interest expense	13,754	17,522	22,984	24,257	29,440
Income taxes	1,131	2,063	1,950	2,089	3,571
Depreciation and amortization	265,302	264,480	254,929	242,078	240,659
Stock compensation expense	16,486	11,586	17,786	14,340	14,028
Loss on early extinguishment of debt	—	—	—	3,317	—
Gain on sales of real estate	—	—	(323,699)	(214,219)	—
Unrealized losses on non-real estate investments	65,855	24,117	56,515	68,128	263,433
Impairment of real estate	—	26,186	38,783	—	—
Impairment of non-real estate investments	—	20,512	—	—	—
Adjusted EBITDA	$484,221	$461,734	$452,691	$449,372	$433,739

Total revenues	$700,795	$670,281	$659,852	$643,764	$615,065

Adjusted EBITDA margin	69%	69%	69%	70%	71%

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.

In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of March 31, 2023, approximately 93% of our leases (on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

Capitalization rates

Capitalization rates are calculated based on net operating income and net operating income (cash basis) annualized for the quarter preceding the date on which the property is sold, or near-term prospective net operating income.

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Definitions and Reconciliations (continued)
March 31, 2023

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Construction costs related to active development and redevelopment projects under contract

Includes (i) costs incurred to date, (ii) remaining costs to complete under a general contractor’s guaranteed maximum price (“GMP”) construction contract or other fixed contracts, and (iii) our maximum committed tenant improvement allowances under our executed leases. The general contractor’s GMP contract or other fixed contracts reduce our exposure to costs of construction materials, labor, and services from third-party contractors and suppliers, unless the overruns result from, among other things, a force majeure event or a change in the scope of work covered by the contract.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science, agtech, and advanced technology campuses in AAA innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate increases in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory, agtech, or tech space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory, agtech, and tech space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready office/laboratory space to foster the growth of promising early- and growth-stage life science companies.

Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from Class B to Class A.

Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Space Intentionally Blank

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Definitions and Reconciliations (continued)
March 31, 2023

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and computes fixed-charge coverage ratio:

	Three Months Ended
(Dollars in thousands)	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Adjusted EBITDA	$484,221	$461,734	$452,691	$449,372	$433,739

Interest expense	$13,754	$17,522	$22,984	$24,257	$29,440
Capitalized interest	87,070	79,491	73,189	68,202	57,763
Amortization of loan fees	(3,639)	(3,975)	(3,235)	(3,236)	(3,103)
Amortization of debt (discounts) premiums	(288)	(272)	(269)	(267)	424
Cash interest and fixed charges	$96,897	$92,766	$92,669	$88,956	$84,524

Fixed-charge coverage ratio:
– quarter annualized	5.0x	5.0x	4.9x	5.1x	5.1x
– trailing 12 months	5.0x	5.0x	5.1x	5.1x	5.1x

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.

The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”) defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, significant termination fees, acceleration of stock compensation expense due to the resignation of an executive officer, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and to unvested restricted stock awards by applying the respective weighted-average shares outstanding during each quarter-to-date and year-to-date period. This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Three Months Ended March 31, 2023
(In thousands)	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Net income	$43,831	$194
Depreciation and amortization of real estate assets	28,178	859
Funds from operations	$72,009	$1,053

Gross assets

Gross assets are calculated as total assets plus accumulated depreciation:

(In thousands)	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Total assets	$36,912,465	$35,523,399	$34,368,614	$33,244,053	$32,844,256
Accumulated depreciation	4,561,854	4,354,063	4,148,230	4,060,536	3,951,666
Gross assets	$41,474,319	$39,877,462	$38,516,844	$37,304,589	$36,795,922

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Definitions and Reconciliations (continued)
March 31, 2023

Initial stabilized yield (unlevered)

Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investment-grade or publicly traded large cap tenants

Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended March 31, 2023, as reported by Bloomberg Professional Services. Credit ratings from Moody’s Investors Service and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Space Intentionally Blank

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than-temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.

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Definitions and Reconciliations (continued)
March 31, 2023

Investments in real estate

The following table reconciles our investments in real estate as of March 31, 2023:

(In thousands)	Investments in Real Estate
Gross investments in real estate – North America	$35,435,063
Less: accumulated depreciation – North America	(4,557,560)
Net investments in real estate – North America	30,877,503
Net investments in real estate – Asia	11,892
Investments in real estate	$30,889,395

The following table presents our value-creation pipeline of new Class A development and redevelopment projects as a percentage of gross assets as of March 31, 2023:

Percentage of Gross Assets
Under construction projects 69% leased/negotiating	11%
Near-term projects expected to commence construction in the next four quarters 100% leased	1%
Income-producing/potential cash flows/covered land play(1)	8%
Land	3%

(1)Includes projects with existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses. These projects aggregated 1.1% of total annual rental revenue as of March 31, 2023 and are included in our industry mix chart as targeted for a future change in use. Refer to “High-quality and diverse client base in AAA locations” of this Supplemental Information.

Space Intentionally Blank
The square footage presented in the table below includes RSF of buildings in operation as of March 31, 2023, primarily representing lease expirations or vacant space at recently acquired properties and projects that have an opportunity for first-time conversion from non-laboratory space to laboratory space that also have inherent future development or redevelopment opportunities and for which we have the intent to, subject to market conditions, demolish or redevelop upon expiration of the existing in-place leases and commencement of future construction:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2023	2024	Thereafter(1)	Total
Near-term projects:
100 Edwin H. Land Boulevard/Cambridge/Inner Suburbs	Redev	—	104,500	—	104,500
840 Winter Street/Route 128	Redev	10,265	17,965	—	28,230
269 East Grand Avenue/South San Francisco	Redev	—	107,250	—	107,250
3301 Monte Villa Parkway/Bothell	Redev	—	50,552	—	50,552
		10,265	280,267	—	290,532
Intermediate-term projects:
219 East 42nd Street/New York City	Dev	—	349,947	—	349,947
10975 and 10995 Torreyana Road/Torrey Pines	Dev	—	84,829	—	84,829
		—	434,776	—	434,776
Future projects:
311 Arsenal Street/Cambridge/Inner Suburbs	Redev	—	—	308,446	308,446
446, 458, 500, and 550 Arsenal Street/Cambridge/Inner Suburbs	Dev	—	—	392,583	392,583
380 and 420 E Street/Seaport Innovation District	Dev	—	—	195,506	195,506
Other/Greater Boston	Redev	—	—	167,549	167,549
1122 and 1150 El Camino Real/South San Francisco	Dev	—	—	375,232	375,232
3875 Fabian Way/Greater Stanford	Dev	—	—	228,000	228,000
960 Industrial Road/Greater Stanford	Dev	—	—	110,000	110,000
Campus Point by Alexandria/University Town Center	Dev	—	495,192	—	495,192
Sequence District by Alexandria/Sorrento Mesa	Dev/Redev	—	—	688,034	688,034
4025 and 4045 Sorrento Valley Boulevard/Sorrento Valley	Dev	—	—	22,886	22,886
830 4th Avenue South/SoDo	Dev	—	—	42,380	42,380
Other/Seattle	Dev	—	—	102,437	102,437
1020 Red River Street/Austin	Redev	—	126,034	—	126,034
Canada	Redev	—	—	247,743	247,743
		—	621,226	2,880,796	3,502,022
		10,265	1,336,269	2,880,796	4,227,330

(1)Includes vacant square footage as of March 31, 2023.

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Definitions and Reconciliations (continued)
March 31, 2023

Joint venture financial information

We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe that this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

Mega campus

Mega campuses are cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. The following table reconciles our operating RSF as of March 31, 2023:

Operating RSF
Mega campus	28,341,978
Non-mega campus	13,603,787
Total	41,945,765

Mega campus RSF as a percentage of total operating property RSF	68%
Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt and preferred stock to Adjusted EBITDA

Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt and preferred stock and computes the ratio to Adjusted EBITDA:

(Dollars in thousands)	3/31/23		12/31/22		9/30/22		6/30/22		3/31/22
Secured notes payable	$73,645		$59,045		$40,594		$24,986		$208,910
Unsecured senior notes payable	11,089,124		10,100,717		10,098,588		10,096,462		10,094,337
Unsecured senior line of credit and commercial paper	374,536		—		386,666		149,958		—
Unamortized deferred financing costs	82,831		74,918		76,947		78,978		81,175
Cash and cash equivalents	(1,263,452)		(825,193)		(533,824)		(420,258)		(775,060)
Restricted cash	(34,932)		(32,782)		(332,344)		(97,404)		(95,106)
Preferred stock	—		—		—		—		—
Net debt and preferred stock	$10,321,752		$9,376,705		$9,736,627		$9,832,722		$9,514,256

Adjusted EBITDA:
– quarter annualized	$1,936,884		$1,846,936		$1,810,764		$1,797,488		$1,734,956
– trailing 12 months	$1,848,018		$1,797,536		$1,743,613		$1,680,335		$1,601,857

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.3	x	5.1	x	5.4	x	5.5	x	5.5	x
– trailing 12 months	5.6	x	5.2	x	5.6	x	5.9	x	5.9	x

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Definitions and Reconciliations (continued)
March 31, 2023

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income to net operating income and net operating income (cash basis) and computes operating margin:

	Three Months Ended
(Dollars in thousands)	3/31/23	3/31/22
Net income (loss)	$121,693	$(117,392)

Equity in earnings of unconsolidated real estate joint ventures	(194)	(220)
General and administrative expenses	48,196	40,931
Interest expense	13,754	29,440
Depreciation and amortization	265,302	240,659
Investment loss	45,111	240,319
Net operating income	493,862	433,737
Straight-line rent revenue	(33,191)	(42,025)
Amortization of acquired below-market leases	(21,636)	(13,915)
Net operating income (cash basis)	$439,035	$377,797

Net operating income (cash basis) – annualized	$1,756,140	$1,511,188

Net operating income (from above)	$493,862	$433,737
Total revenues	$700,795	$615,065
Operating margin	70%	71%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to the definition of annual rental revenue herein.

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Definitions and Reconciliations (continued)
March 31, 2023

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

Space Intentionally Blank
The following table reconciles the number of same properties to total properties for the three months ended March 31, 2023:

		Redevelopment – placed into
Development – under construction	Properties	service after January 1, 2022	Properties
201 Brookline Avenue	1	3160 Porter Drive	1
15 Necco Street	1	5505 Morehouse Drive	1
751 Gateway Boulevard	1	The Arsenal on the Charles	11
325 Binney Street	1	30-02 48th Avenue	1
1150 Eastlake Avenue East	1	2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive	3
9810 and 9820 Darnestown Road	2
99 Coolidge Avenue	1		17
500 North Beacon Street and 4 Kingsbury Avenue	2	Acquisitions after January 1, 2022	Properties
		3301, 3303, 3305, and 3307 Hillview Avenue	4
9808 Medical Center Drive	1
6040 George Watts Hill Drive	1	1150 El Camino Real	1
1450 Owens Street	1	8505 Costa Verde Boulevard and 4260 Nobel Drive	2
230 Harriet Tubman Way	1
	14	225 and 235 Presidential Way	2
Development – placed into		104 TW Alexander Drive	4
service after January 1, 2022	Properties	One Hampshire Street	1
825 and 835 Industrial Road	2	Intersection Campus	9
9950 Medical Center Drive	1	100 Edwin H. Land Boulevard	1
3115 Merryfield Row	1	10010 and 10140 Campus Point Drive and 4275 Campus Point Court	3
8 and 10 Davis Drive	2
5 and 9 Laboratory Drive	2	446 and 458 Arsenal Street	2
10055 Barnes Canyon Road	1	35 Gatehouse Drive	1
10102 Hoyt Park Drive	1	1001 Trinity Street and 1020 Red River Street	2
	10
Redevelopment – under construction	Properties	Other	10
840 Winter Street	1		42
20400 Century Boulevard	1	Unconsolidated real estate JVs	4
9601 and 9603 Medical Center Drive	2	Properties held for sale	10
140 First Street	1	Total properties excluded from same properties	119
40, 50, and 60 Sylvan Road	3
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	6	Same properties	314
		Total properties in North America as of March 31, 2023	433
651 Gateway Boulevard	1
8800 Technology Forest Place	1
Canada	4
Other	2
	22

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Definitions and Reconciliations (continued)
March 31, 2023

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Tenant recoveries

Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.

We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenues in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same Property Performance” of this Supplemental Information because we believe it promotes investors’ understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.

The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended
(In thousands)	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Income from rentals	$687,949	$665,674	$656,853	$640,959	$612,554
Rental revenues	(518,302)	(499,348)	(496,146)	(485,067)	(469,537)
Tenant recoveries	$169,647	$166,326	$160,707	$155,892	$143,017

Total equity capitalization

Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity capitalization and total debt.

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Unencumbered net operating income	$492,860	$464,944	$457,656	$446,473	$420,960
Encumbered net operating income	1,002	985	1,007	1,007	12,777
Total net operating income	$493,862	$465,929	$458,663	$447,480	$433,737
Unencumbered net operating income as a percentage of total net operating income	100%	100%	100%	100%	97%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate as of the end of the applicable period, based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

Space Intentionally Blank

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Definitions and Reconciliations (continued)
March 31, 2023

Weighted-average shares of common stock outstanding – diluted

From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our Forward Agreements under the treasury stock method while the Forward Agreements are outstanding. As of March 31, 2023, we had Forward Agreements outstanding to sell an aggregate of 699 thousand shares of common stock.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows. Also shown are the weighted-average unvested shares associated with restricted stock awards used in calculating amounts allocable to unvested stock award holders for each of the respective periods presented below:

	Three Months Ended
(In thousands)	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Basic shares for earnings per share	170,784	165,393	161,554	161,412	158,198
Forward Agreements	—	—	—	—	—
Diluted shares for earnings per share	170,784	165,393	161,554	161,412	158,198

Basic shares for funds from operations per share and funds from operations per share, as adjusted	170,784	165,393	161,554	161,412	158,198
Forward Agreements	—	—	—	—	11
Diluted shares for funds from operations per share and funds from operations per share, as adjusted	170,784	165,393	161,554	161,412	158,209

Weighted-average unvested restricted shares used in the allocations of net income, funds from operations, and funds from operations, as adjusted	2,277	1,614	1,648	1,806	1,826

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